Exhibit 4.10

Open Joint Stock Company “Mobile TeleSystems”

Location: Russian Federation, 109147, Moscow City, Marksistskaya street, 4.

Postal address: Russian Federation, 109147, Moscow City, Marksistskaya street, 4.

CERTIFICATE OF SECURITIES

interest-bearing documentary non-convertible bearer notes under mandatory centralized storage, series 02¸ in total 10,000,000 (Ten million) pieces of par value RUR 1,000 (One thousand roubles) each, maturity on the day 2,548 (Two thousand five hundred forty eighth) from the Opening date of the Notes placement through public offering.

State registration number of the securities issuance: 4-02-04715-A

Date of state registration of the securities issuance: December 27, 2007.

This paper is to certify title to 10,000,000 (Ten million) Notes of par value RUR 1,000 (One thousand roubles) each and RUR 10,000,000 (Ten billion roubles) in total.

Total quantity of Notes having state registration # 4-02-04715-A is 10,000,000 (Ten million) Notes of par value RUR 1,000 (One thousand roubles) each and RUR 10,000,000 (Ten billion roubles) in total.

Open Joint Stock Company “Mobile TeleSystems” shall ensure the rights of Note owners, provided they comply with the procedures for execution of such rights set by Russian Federation law.

This Certificate shall be deposited with Non-Commercial Partnership “National Depository Centre” having registered address: Moscow, Sredniy Kislovskiy per., 1/13, building 4, and providing mandatory centralized storage of the Note Certificates.

Surety for the Notes was provided by:

Limited Liability Company “Mobile TeleSystems – Capital”

General Director

of Limited Liability Company

“Mobile TeleSystems – Capital”

/ Kalinin M.A. /

                        200

Place of Corporate Seal

CEO
Open Joint Stock Company
“Mobile TeleSystems”	/ Shamolin M.V./

200 Place of Corporate Seal

1. Class, category (type) of securities:

Class of securities: Bearer Notes.

Identification features of the offered securities: non-convertible interest-bearing documentary bearer notes under mandatory centralized storage, series 02 (hereinafter in this document jointly “Notes” or “Issuance Notes” and individually “Note” or “Issuance Note”).

2. Form of the securities:

Documentary issuance.

3. Indication of mandatory centralized storage:

The Issuance Notes shall be under mandatory centralized storage.

The Depository providing mandatory centralized storage:

Full corporate name: Non-Commercial Partnership “National Depository Centre”

Short corporate name: NDC

Location: Moscow City, Sredniy Kislovskiy per., 1/13, building 4

Postal address: 105062, Russia, Moscow City, Mashkova street, 13, building. 1.

TIN (Taxpayer’s Identification Number): 7706131216

Tel. # (495) 956-2790, (495) 956-2791

Data of professional securities market participant license for conducting depository activities:

License # 177-03431-000100

Date of Issuance: 04.12.2000

Effective period: no limitation of the effective period

The License was issued by: Federal Commission for the Security Market of Russia

All Notes of the issuance are documented with one certificate (hereinafter, “The Certificate”), which is subject to mandatory centralized storage in Non-Commercial Partnership “National Depository Centre” (hereinafter, also “NDC” and “The Depository”).  Prior to the Opening date of the Notes placement the Issuer shall deliver the Certificate to NDC for storage.

A sample copy of the Certificate is provided in Appendix to the Decision on issuance of securities and to the Securities Issuance Prospectus.  No separate Note Certificates shall be provided to Note owners on hand.  Note owners shall not be entitled to demand delivery of Certificates on hand.

Title to the Notes and transfer of the Notes including encumbrances on the Notes shall be registered and certified by NDC acting as a depository, and by the depositories acting as depositors of NDC (hereinafter, jointly — “The Depositories”).

Title to the Notes shall be certified by extracts from depo accounts issued by NDC and the Depositories.

Title to the Notes shall pass from a person to another person at the moment of entry record to the Notes acquirer’s depo account with NDC and the Depositories.

The Notes shall be written off the depo accounts at redemption after the issuer performs all its obligations to the Note owners with respect of coupon income payment and the Notes nominal value repayment.

The Certificate shall be cancelled after all Notes are written off the NDC depo accounts.

Procedures for registration and transfer of title to prospectus-based securities under mandatory centralized storage were established by Federal Law “On the Securities Market” # 39-FZ of 22.04.96, and “The Regulation on Depository Activities in the Russian Federation” approved by Federal Commission on the Securities Market of Russia # 36 of 16.10.97, and internal regulations of NDC and Depositories.

As per Federal Law “On the Securities Market” # 39-FZ of 22.04.96:

If certificates for bearer documentary securities are stored and/or rights of ownership for such securities are registered with a depository, transfer of title to a bearer documentary security shall pass to the acquirer at the moment of entry record made to the acquirer’s depo account. The rights provided for by a prospectus-based security shall pass to the acquirer at the moment of transfer of rights for such security.

If certificates for bearer documentary securities are stored with a depository, the rights provided for by a prospectus-based security shall be exercised with support of certificates presented by such depositories under instructions specified in depository contracts of owners, with attachment of a list of such owners.  An issuer in this case shall ensure implementation of the rights under bearer securities by the person included in such list.

If by the moment of making a List of Owners and/or Nominal Holders of Securities for the purpose of execution of Issuer’s obligations under the securities, information on a new owner was not delivered to the securities Depository or to the securities nominal holder, execution of obligations to the owner included in the List of Owners and/or Nominal Holders of Securities shall be deemed proper. The responsibility of timely notification shall be with the securities acquirer.

As per “The Regulation on Depository Activities in the Russian Federation” approved by Federal Commission on the Securities Market of Russia # 36 of 16.10.97:

A depository shall ensure segregated storage of securities and (or) registration of rights for securities of each customer (depositor) from the securities of other customers (depositors) of the depository, in particular, by opening to each customer (depositor) of a separate depo account.  Records of title to securities made by a depository shall certify the rights for securities, unless established otherwise through court proceedings.  A Depository shall execute transactions with its customers’ (depositors’) securities exclusively on assignment from such customers (depositors) or persons authorized by them including account custodians, and within the timeframe set by depository contracts.  A Depository shall only make records to customer’s (depositor’s) depo account if documents have been presented that under The Regulation on Depository Activities in the Russian Federation and other regulatory acts and depository contract represent the authorization documents for making such records.

Records to customer’s (depositor’s) depo account can be made on the basis of the following authorization documents:

• instruction issued by a customer (depositor) or by its authorized representative including an account custodian, in accordance with the terms of a depository contracts;

• in case title to securities passes under other than civil law transactions: the documents certifying transfer of title to securities under applicable laws and other regulatory acts.

A depository shall register the facts of encumbrances on customers’ (depositors’) securities by pledge or other rights of third parties under the procedures set in the depository contracts.

Title to securities stored in a depository and (or) to securities rights for which are registered by a depository shall be deemed passed from the moment of entry record made by the depository to the to customer’s (depositor’s) depo account.  However, in absence of a record on the depo account, the person concerned is not deprived of its capacity to prove its rights for a security by reference to other evidence.

Should the applicable legislation and / or regulations issued by federal regulator of the securities market be amended, the procedures for registration and transfer of title to the Notes shall be regulated with due account of the amended provisions of legislation and / or regulations issued by federal regulator of the securities market.

4. Par value of each security in the issuance:

RUR 1 000 (One thousand).

5. Quantity of securities in the issuance:

Quantity of Notes in the placement: 10 000 000 (Ten million).

The Notes issuance is not expected to include tranches.

6. Total quantity of previously placed securities of this issuance:

No securities of this issuance were previously placed.

7. Owner’s rights for each security in the issuance:

The Notes represent direct unconditional obligations of Open Joint Stock Company “Mobile TeleSystems” (hereinafter, “The Issuer”).

Owner of the Note is entitled to receive par value of the Note at its redemption at maturity.

Owner of the Note is entitled to receive coupon income (interest on the Notes par value) on expiration of each coupon period.

Owner of the Note is entitled to demand buy-out of the Notes by the Issuer in the cases and under the terms specified in the Securities Issuance Prospectus and Decision on the Securities Issuance.

Owner of the Notes is entitled to demand a compensation of the Notes par value and payment of the accrued coupon income on the Notes due to it in the following cases:

• The Notes have been delisted by every stock exchange that had the Notes in its Quote Lists, provided that under the Federal Law “On the Securities Market” and other federal laws, the Notes issuance does not require state registration of a report on the securities issuance results;

• The Issue was more than 7 (Seven) days late in repayment of its obligations on coupon income on the Notes than the due date of coupon income payment set out in the Decision on Issuance of Securities and the Securities Issuance Prospectus;

• The Issue has declared its default on financial obligations with respect of Notes holders of the issuance.

Holder of the Notes can demand reimbursement of the Notes nominal value and repayment of accrued coupon interest on the Notes due to it and assessed in accordance with clause 15 of the Decision on Issuance of Securities and clause 10.10 of the Securities Issuance Prospectus. on the next day after the date when any of the above events occurred.

The Notes shall be prematurely redeemed upon request of their holders within 60 (Sixty) working days from the moment of disclosure of information on occurrence of the above events in accordance with the procedures set out in clauses 9.5. and 11.) of the Decision on Issuance of Securities, or from the date when holders of the Notes learned or were to learn of the fact of occurrence of such event.

The Notes may be prematurely redeemed only after registration of the Report on the securities issuance, or after filing with the registering body of a notice on the issuance results, provided that under the Federal Law “On the Securities Market” and other federal laws, the Notes issuance does not require state registration of a report on the securities issuance results.

Holder of the Notes is entitled to freely sell of otherwise dispose of the Notes. The Holder of the Notes that purchased the Notes in the course of the IPO is not entitled to exercise transactions with the Notes before the Notes are fully repaid and before a report on the securities issuance results is registered by the state authority, or a notice is filed with the registering authority on the Notes issuance results as required by the applicable Russian Federation legislation.

Holder of the Notes is entitled to exercise other rights provided for by the Russian Federation legislation.

The Issue undertakes to ensure the Notes holders’ rights, provided they comply with the procedures for exercising such rights set by the Russian Federation legislation.

Should the Issue fail to perform or properly perform its obligations under the Notes, owners of the Notes shall be entitled to address claims to Open Joint Stock Company Mobile TeleSystems - Capital (hereinafter, the Warrantor) that has provided surety for the Notes in accordance with the terms of provision of surety in the form of a warranty for the purposes of the Notes issuance.

Information of the person that provided surety for the issued notes:

Full corporate name: Limited Liability Company Mobile TeleSystems - Capital

Abbreviated corporate name: LLC MTS-Capital

Location: Russian Federation, Moscow City, Vorontsovskaya, 5, building 2.

Location of the Warrantor’s permanent executive body: Russian Federation, Moscow City, Vorontsovskaya, 5,building 2.

The Warrantor that provided the surety shall bear responsibility jointly with the Issuer for the Issuer’s failure to perform (properly perform) its obligations under the Notes.

Title to the provided surety shall pass to acquirer of the Note together with transfer of title to the Note, in the same scope and under the same terms that apply at the moment of transfer of title to the Note.  Transfer of rights arising from the provided surety shall not be effective if no transfer of title to the Note takes place.

Information on guarantees of fulfillment of obligations under the issued Notes and the procedures to be followed by owners and/or nominal holders of the Notes in case the Issuer defaults on its obligations under the Notes of this issuance or fails to perform or properly perform the obligations, were described in clauses 9.7, 12.2 of the Decision on issuance of securities and clause 9.1.2. of the Securities Issuance Prospectus.

If the Issue has overdue payments under the Notes of the issue to several Note holders, none of the Note holders shall have any priority with respect of such Issuer’s payables.

The Issuer undertakes that it shall repay the invested funds to the Note holders, should the Notes issuance be recognized as legally ineffective or invalid.

8. The terms and provisions of placement of the securities issuance.

8.1. Method of the securities placement: public subscription.

8.2 Validity period of the securities placement.

The procedures for establishing the Opening date of the placement:

The Opening date of the placement shall be established by the Issuer’s authorized management body and shall be communicated to all stakeholders in accordance with the RF legislation and the procedures for information disclosure set out in clause 11. of the Decision on issuance of securities and clause 2.9. of the Securities Issuance Prospectus.

The Opening date of the Notes placement cannot be earlier than two weeks after publication of an announcement on state registration of the securities issuance in accordance with the RF legislations and the procedures for information disclosure set out in clause 11. of the Decision on issuance of securities and clause 2.9. of the Securities Issuance Prospectus.

The above two weeks period shall be counted from the date following the date of publication of an announcement on state registration of the Notes issuance by Vedomosti Newspaper.

The Opening date of the Notes placement established by the Issuer’s authorized management body can be modified by decision of the same Issuer’s management body, provided that all requirements to procedures of information disclosure on changing the date of the Notes placement have been complied with, as set out in the RF legislation, the Decision on issuance of the securities and the Securities Issuance Prospectus.

The procedures for establishing the final date of the placement:

The final date of the placement shall be established as the earlier of two dates:

a) 10 (Tenth) working day in a row from the date following the Opening date of the Notes placement;

b) the date of placement of the last Note in the issuance.

The Notes placement validity period shall not exceed one year from the state of state registration of the Notes issuance.

8.3. Procedures for the securities placement:

No preferential rights for acquisition of the offered securities have been provided for including preferential rights of the securities acquisition as per Articles 40 and 41 the Federal Law “On Joint Stock Companies”.

Procedures and terms for making agreements (procedures and terms for filing and fulfillment of applications) seeking disposal of securities in the course of securities placement:

The Issue shall exercise placement of the Notes through involvement of professional participants of the securities market providing services to the Issuer of the securities placement and organization of the securities placement:

The organizations that shall provide to the Issuer the services of the Notes placement (hereinafter, the Originators) shall be Gazprombank (Open Joint Stock Company), Closed Joint Stock Company Raffeisenbank Austria, Closed Joint Stock Company Investment Company Troyka Dialog.

Full corporate name: Gazprombank (Open Joint Stock Company)

Abbreviated corporate name: GPB (OJSC)

TIN: 7744001497

Location: 117420, Moscow City, Namiotkina Street, 16, block 1

Postal address: 117418, Moscow City, Novocheriomushkinskaya street, 63

License #: 177-04229-100000 (for brokerage activities)

Date of issuance: December 27, 2000

Validity period: unrestricted validity period

Licensor: Federal Commission for the Securities Market of Russia

License #: 177-04280-010000 (for dealership activities)

Date of issuance: December 27, 2000

Validity period: unrestricted validity period

Licensor: Federal Commission for the Securities Market of Russia

Full corporate name: Closed Joint Stock Company Raffeisenbank Austria

Abbreviated corporate name: CJSC Raffeisenbank Austria

TIN: 7744000302

Location: 129090, Moscow City, Troitskaya street, 17, building 1

Postal address: 129090, Moscow City, Troitskaya street, 17, building 1

License #: License for brokerage activities # 177-02900-100000

Date of issuance: 27.11.2000

Validity period: unrestricted validity period

The Licensor that issued the above license: Federal Commission for the Securities Market of Russia

Full corporate name: Closed Joint Stock Company Investment Company Troyka Dialog

Abbreviated corporate name: CJSC IC Troyka Dialog

TIN: 7710048970

Location: Russian Federation, 125009, Moscow City, Romanov side street, 4

Postal address: Russian Federation, 125009, Moscow City, Romanov side street, 4

License #: 177-06514-100000 (for brokerage activities)

Date of issuance: April 08, 2003

Validity period: unrestricted validity period

Licensor: Federal Commission for the Securities Market of Russia

License #: 177-06518-010000 (for dealership activities)

Date of issuance: April 08, 2003

Validity period: unrestricted validity period

Licensor: Federal Commission for the Securities Market of Russia

Any of the above Originators can act as Underwriter of the Notes Issuance (intermediary at placement) acting on behalf and on account of the Issuer.

Together with disclosure of the placement Opening date of the, the Issuer shall disclose information on the Underwriter, to whom Trade Participants of MICEX Stock Exchange shall address their applications for acquisition of the Notes during the tender to be held by CJSC MICEX Stock Exchange between potential purchasers of the Notes at the Opening date of the Notes placement.

The Issuer shall disclose the Underwriter’s information to whom Trade Participants of MICEX Stock Exchange shall address their applications for acquisition of the Notes during the tender of CJSC MICEX Stock Exchange between potential purchasers of the Notes at the Opening date of the Notes placement, using the following methods:

• news lines of AK&M and Interfax agencies, and of other information agencies authorized by federal regulator of the securities market to disclose information to the securities market — not later than 5 (Five) days before the Opening date of the securities placement;

• The Issuer’s website - www.mts.ru - not later than 4 (Four) days before the Opening date of the securities placement.

The above announcement should also include information on the bank account to which cash funds shall be received in payment for the Notes.

Key functions of the Originators:

Organization of preparation and placement of the Notes issue.

Key functions of the Underwriter:

The Underwriter shall act under a relevant agreement with The Issuer on organization of a loan supported by Notes (hereinafter, The Agreement).  As set out in the above Agreement, the Underwriter shall perform the following functions:

• In its own name, but on account, and on behalf of the Issuer, the Underwriter shall sell the Notes in accordance with the Agreement and under the procedures set out in the Decision on issuance of securities and the Securities Issuance Prospectus.

• Not later than the next working day after cash funds are received by the Underwriter from the Notes buyers in payment for the Notes to the Underwriter’s account, the Underwriter shall transfer the above funds to the Issuer’s settlement account specified in the Agreement, or to another Issuer’s account, additionally provided by the Issuer.  The Underwriter shall make the cash transfer with deduction of commission charged by CJSC MICEX Stock Exchange (hereinafter, MICEX Stock Exchange, the Market Maker) and by CJSC MICEX.

• In accordance with the procedures and timeframe set out in the Agreement, the Underwriter shall file with the Issuer a written report on execution of such Agreement by the Underwriter.

• Maintain accounting of the Issuer’s cash funds received by the Underwriter in connection with the Notes placement separately from accounting for own cash fund, and cash funds of other customers.

• Perform other actions required to fulfill its obligations with respect of the Notes placement in accordance with the applicable Russian Federation legislation.

The Originators’ obligations, if any, with respect of purchasing the securities that have not been placed within the allocated timeframe, and provided that such obligation exists, the quantity (the procedures for establishing the quantity) of securities that have not been placed within the allocated timeframe and that constitute the Originators’ purchasing obligation, and the time period (the procedures for establishing the time period) on expiration of which the Originators shall be obliged to purchase the above quantity of the securities:

In accordance with the Agreement, the Originators shall have no obligations of purchasing the securities that have not been placed within the allocated timeframe.

The Originators’ responsibilities, if any, with respect of maintaining the prices for the securities in the placement at a certain level during a certain time period after their placement is completed (stabilization), including provision of market maker’s services, and, if applicable, the time period (the procedures for establishing the time period) during which the Originators shall be responsible for ensuring stabilization or provision of market maker’s services:

As per the Agreement between the Issuer and the Originators, the latter shall not be responsible for maintaining the prices for the securities in the placement at a certain level during a certain time period after their placement is completed (stabilization).

Should the Notes be included in quoting list “B” of CJSC MICEX Stock Exchange, the Originators expect singing a contract on execution of market maker’s responsibilities with respect of the Notes throughout the period of their inclusion in quoting list “B”.  Throughout the period of inclusion of the Notes in quoting list “B” of CJSC MICEX Stock Exchange, the Market-maker shall provide services of the Notes trade in Closed Joint Stock Company MICEX Stock Exchange by way of setting and maintaining bilateral put and call quotes for the Notes.

Information on the Originators’ rights for acquisition of additional quantity of the Issuer’s securities that belong to the Issuer’s placed (traded) securities of the same kind, category (type) as the securities being offered; these additional securities may be sold or not sold depending on the securities placement results:

The Originators have no rights for acquisition of additional quantity of the Issuer’s securities that belong to the Issuer’s placed (traded) securities of the same kind, category (type) as the securities being offered.

Amount of the Underwriter’s remuneration; if such remuneration (part of remuneration) is paid to the above parties for the services of maintaining prices for the offered securities at a certain level during a certain time period after the placement is completed (stabilization), including the market maker’s services — the amount of remuneration for such services:

In accordance with the Agreement, the Originators’ remuneration shall not exceed 1% (One per cent) of nominal value of the Notes issuance (shall not exceed RUR 100,000,000 (One hundred million).

The Originators’ remuneration (part of remuneration) for the services of maintaining prices for the offered securities at a certain level during a certain time period after the placement is completed (stabilization), including the market maker’s services shall not exceed RUR 50,000 (Fifty thousand).

The Notes placement may be exercised with or without inclusion of the Notes in quoting list “B”. Inclusion of the Notes in quoting list “B” shall following the Rules of Listing, Acceptance for Placement and Trade of Securities by Closed Joint Stock Company MICEX Stock Exchange.

Placement of the Notes shall be exercised through purchase and sale deals at the Notes offering price indicated in clause 8.4. . of the Decision on issuance of securities and clause 9.2. of the Securities Issuance Prospectus).

If a potential buyer is not a Trade Participant of MICEX Stock Exchange, it should execute a relevant contract with any broker being a MICEX Stock Exchange Trade Participant, and issue to it an assignment for buying the Notes.

A potential buyer being a Trade Participant of MICEX Stock Exchange acts on its own.

A potential buyer of the Notes shall be required to open a relevant depo account with NDC or another Depository.  The procedures and timeframe of depo accounts opening shall follow the internal rules of respective depositories.

Terms and procedures of the securities placement:

The Notes shall be placed through a public offering by way of conducting trade by a securities market maker.

Information of the securities market maker:

Full and abbreviated corporate name: Closed Joint Stock Company MICEX Stock Exchange (CJSC MICEX Stock Exchange)

Location: 125009, Moscow City, Bolshoy Kislovskiy, 13

Postal address: 125009, Moscow City, Bolshoy Kislovskiy, 13

License information:

Stock Exchange License #: 077-10489-000001

Date of License issuance: August 23, 2007

License Validity period: unrestricted

Licensor: Federal Commission for the Securities Market of Russia

In connection with the Notes placement, deals shall be made at MICEX Stock Exchange by way of fulfillment of addressed applications for Notes purchase submitted via MICEX Stock Exchange trading system and CJSC MICEX clearing system, respectively, in accordance with Rules of Securities Trading and other regulations of MICEX Stock Exchange (hereinafter, MICEX Stock Exchange Rules) and regulations of CJSC MICEX.

Deals of the Notes placement shall be launched after the tender for interest rate on the first coupon of the Notes is completed (hereinafter, the Tender) and finished at the final date of the Notes issue placement.

The Tender shall be launched and completed at the Opening date of the Notes issue placement.  The Procedures for holding the Tender have been described in clause 9.3. of the Decision on issuance of securities and in clause 9.1.2. of the Securities Issuance Prospectus.

Having received information from the Issuer on interest rate established for the first coupon, the Underwriter shall make deals by submission to MICEX Stock Exchange trading system of addressed counter applications to the ones indicating lower or the same interest rate as that established for the first coupon.  MICEX Stock Exchange shall set the time for conducting transactions under the Tender framework and for making placement deals in coordination with the Underwriter and/or the Issuer.

The Underwriter shall publish an announcement of interest rate on the first coupon assisted by MICEX Stock Exchange trading system via an e-mail to all Trade Participants of MICEX Stock Exchange.

The Underwriter shall satisfy the submitted applications for purchasing the Notes in full scope provided that the quantity of Notes indicated in purchase applications does not exceed the quantity of unplaced Notes.  If a purchase application exceeds the quantity of unplaced Notes, such an application for purchasing the securities shall be satisfied within the available quantity of unplaced Notes.  The Underwriter shall satisfy the Notes purchase applications using the following procedures:

1) applications shall be met in the ascending order of the interest rate indicated in the above applications; i.e., first to be satisfied is the application which quotes the lowest interest rate of all applications submitted, second to be satisfied is the application which includes the lowest interest rate of all unsatisfied applications, etc.;

2) if applications quote equal interest rates, they shall be satisfied in the order of submission.  After all Notes are place, no more deals shall be made.

After establishing interest rate of the first coupon on the Notes and satisfaction of applications submitted during the Tender, and provided that not all Notes are placed through the Tender, MICEX Stock Exchange Trade Participants acting on their own behalf and account, as well as on behalf and on account of potential buyers shall be able to submit addressed applications for purchasing the Notes throughout the whole placement period.  The acceptable applications shall be addressed to the Underwriter and shall have settlement code T0.

Starting from the second day of placement, a purchaser of Notes shall pay the accrued coupon income on the Notes for the respective days under the procedures set out in clause 8.4. of the Decision on issuance of securities and in clause 9.2. of the Securities Issuance Prospectus.

Addressed applications for purchase of the Notes submitted by MICEX Stock Exchange Trade Participants shall be registered provided that the condition of adequacy of the provided surety is met, as required by CJSC MICEX Rules for Conducting Clearing Activities on the Stock Market.

The Underwriter shall make a deal by submitting a counter application at the same date as that of the original application.  Applications shall be satisfied in the order of their submission.

If an application requests more Notes than the quantity available on the Underwriter’s trading section, such application shall be satisfied within the balance of the Notes available on the Underwriter’s trading section.

Deals of Notes placement shall be made in accordance with MICEX Stock Exchange Rules.

Settlements on the signed deals shall be made in accordance with CJSC MICEX Rules for Conducting Clearing Activities on the Stock Market.

The Depository shall transfer the Sold Notes to buyers’ depo accounts as at the date of the purchase and sale deals.

Amendment or termination of contracts made at placement of the Notes shall take place on the grounds and under the procedures set out in Chapter 29 of the RF Civil Code.

The procedures for making an entry record to depo account of the first acquirer with a depository providing centralized storage:

Non-Commercial Partnership National Depository Centre or another Depository shall record the Notes placed through MICEX Stock Exchange to depo accounts of the Notes buyers as at the date of the respective purchase and sale transaction.

An entry record to depo account of the first acquirer with NDC shall be made under the instructions issued by CJSC MICEX, the clearing entity servicing the deals made in the course of the Notes placement through MICEX Stock Exchange.  The Depository shall record the placed Notes to accounts of the Notes buyers using the procedures for clearing activities of a clearing organization, and procedures for depository activities of Depositories.

All expenses arising in connection with entry records of the placed Notes to depo accounts of their first owners (acquirers) shall be borne by owners (acquirers) of such Notes.

8.4. The price (prices) or the procedures for establishing the securities placement price:

The Notes shall be placed at the price of RUR 1,000 (One thousand) per one Note (100% (One hundred per cent) of the Notes nominal value).

Starting from the second day of the Notes placement, at buying a Note, the buyer shall also pay the accrued coupon income for the respective quantity of days.  The accrued coupon income (ACI) per one Note shall be computed using the following formula:

ACI = Nom * C * ((T - T0)/ 365)/ 100%, where

Nom – is nominal value of a Note,

C – interest rate of the first coupon (per cent annual),

T –date of the Notes placement;

T0 - Opening date of the Notes placement.

Accrued coupon income shall be computed down to one kopeck, truncation of computed values shall be based on the rules of mathematical round-up.  Rules of mathematical round-up shall be construed as the method that does not change the value of whole kopecks provided that the first figure after truncation is from 0 to 4, but increases the quantity of whole kopecks by one provided that the first figure after truncation is from 5 to 9.

8.5. Procedures for exercising preemptive rights for purchasing the offered securities:

No preemptive rights for purchasing the offered securities are envisaged.

8.6. Terms and procedures for making settlements for the securities:

At acquisition of the offered securities of the issuance, payments can be made by cash transfer in the Russian Federation currency.

Form of payment: by bank transfer.

Terms and procedures for settlements for the Notes in installments.

Payment for the Notes in installments is not available.

The Notes are placed under the condition of full settlement.

Settlements for the Notes shall be made in cash transfers in the Russian Federation currency in accordance with clearing rules of CJSC MICEX.

Settlements for the Notes at placement shall be made on the terms “delivery against payment” in accordance with clearing rules of CJSC MICEX.  Cash proceeds received by CJSC MICEX Stock Exchange from the Notes placement shall be recorded to the Underwriter’s account with MICEX Clearing Chamber.

Crediting institution:

Full corporate name: NON-BANKING CREDITING ORGANIZATION CLOSED JOINT STOCK COMPANY ‘MOSCOW INTERBANK CURRENCY EXCHANGE CLEARING CHAMBER”

Abbreviated corporate name: CJSC MICEX Clearing Chamber

Location: 125009, Moscow City, Middle Kislovskiy, 1/13, building 8

Postal address: 125009, Moscow City, Middle Kislovskiy, 1/13, building 8

BIC: 044583505

TIN: 7702165310

Correspondent acc: 30105810100000000505

Information of the account to which cash funds in payment for the Notes are to be received shall be disclosed simultaneously with disclosure of the Underwriter’s information.

No non-cash payments for the securities shall be possible.

The Underwriter shall transfer the funds received from the Noted placement to the Issuer’s account within the timeframe set out in the contract on performing agency functions at placement of securities with CJSC MICEX Stock Exchange.

Other terms and procedures of settlements for the Notes:

Settlements for the Notes shall follow the CJSC MICEX Rules for Conducting Clearing Activities on the Stock Market.

Cash settlements shall be executed via CJSC MICEX Clearing Chamber. Cash settlements related to purchase and sales deals for the Notes at their placement shall be executed on the same dates as the dates of respective deals.

Settlements under purchase and sales deals at the Notes placement shall be based on “delivery against payment” terms, i.e., the deals shall require preliminary provision of cash and of securities.

8.7. At what percentage of unplaced securities the issuance shall be recognized as ineffective, and what procedures shall be followed to recover the funds delivered in payment for the securities in the issue should the issue be recognized as ineffective

No percentage figure of unplaced securities has been established, at which the issuance shall be recognized as ineffective.

9. The terms of redemption of and income payment under the Notes

9.1. Form of the Notes redemption

The Notes shall be redeemed and income under the Notes shall be paid by a payment agent on behalf and on account of the Issuer in the form of a cash transfer in Russian Federation roubles (RUR).  Owners of the Notes shall not be able to select the method and the terms of the Notes redemption.

9.2. Procedures and terms of the Notes redemption; maturity

Redemption of the Notes of the issuance:

Maturity date:

1 820-th (One thousand eight hundred twentieth) day from the Opening date of the Notes placement.

Redemption of the Notes shall be carried out by a payment agent on behalf and on account of the Issuer (hereinafter, The Payment Agent).  Data of the Payment Agent are provided in clause 9.6 of the Decision on issuance of securities and in clause 9.1.2. ()  of the Securities Issuance Prospectus.

The Issuer accepts the responsibility for timely and complete transfer to the Payment Agent for the current Notes issuance of the respective cash funds required to fulfill the payment obligations in accordance with the Decision on issuance of securities, the Securities Issuance Prospectus, and the contract between the Issuer and the Payment Agent.

If the Notes redemption maturity date is a day off, be it a day off established by the state or a day off with respect of settlement transactions, the relevant sums shall be paid on the first working day following the day off.  Owner of the Notes shall not be entitled to demand accrual of interest or any other compensation for such delay of payment.

The Notes shall be redeemed at their nominal value.

The Notes shall be repaid in RUR as a bank transfer to benefit of the Note owners.

It is presumed that nominal holders — depositors of NDC are duly authorized to receive the sums paid in connection with redemption of the Notes.

Owner of the Notes that is not an NDC depositor is entitled to authorize a nominal Note holder that is an NDC depositor to receive the sums of the Notes redemption.  If the Owner failed to authorize the nominal Notes holder - an NDC depositor which has the Owner’s Notes recorded to its accounts with NDC, to receive the sums of the Notes redemption, such nominal holder no later than 1 p.m. Moscow time on the third working day preceding the Notes Maturity Date shall submit to NDC the list of owners including data referred to below as required for inclusion in the list of Owners and/or Nominal Holders of the Notes.

The date (procedures for establishing the date) of the note owners list for the purposes of the notes redemption:

The Notes shall be redeemed to the benefit of the Note Owners, being such as at the end of NDC’s working day preceding the third working date prior to the Notes Maturity Date (hereinafter, The Date of the Note Owners and/or Nominal Holders List Production).

Obligations fulfilled towards an owner included in the list of the note owners and/or nominal holders shall be recognized as properly fulfilled, including in case of the Notes disposal after the Date of the Note Owners and/or Nominal Holders List Production.

If rights of an owner of the Notes are accounted for by a nominal holder, and the nominal holder is authorized to receive the sums of the Notes redemption, then the person authorized to receive the sums of the Notes redemption shall be the nominal holder.

If rights of an owner of the Notes are not accounted for by a nominal holder, and/or the nominal holder has not been authorized to receive the sums of the Notes redemption, then the person authorized to receive the sums of the Notes redemption shall be the Notes owner (for an individual the list should include the owner’s full name).

Not later than on the 2nd (Second) working day before the Notes Maturity Date, NDC shall deliver to the Issuer and/or the Payment Agent a list of Note owners or nominal holders produced as at the Date of the Note Owners and/or Nominal Holders List Production and including the following information:

a) full name (Surname, first, patronymic name) of the person authorized to receive the sums of redemption under the Notes.

b) quantity of the Notes recorded to depo account of the person authorized to receive the sums of redemption under the Notes;

c) location and postal address of the person authorized to receive the sums of redemption under the Notes;

z) banking information of the person authorized to receive the sums of redemption under the Notes, including:

•               # of account with the bank;

•               name of the bank (and the city where the bank is located) with which the account was opened;

•               corresponding account of the bank, with which the account was opened;

•               bank’s identification code of the bank, with which the account was opened (BIC);

•               taxpayer’s identification # (TIN) of the payment recipient;

•               code of reason for registration (CPP) of the person authorized to receive the sums of redemption under the Notes.

d) tax status of the person authorized to receive the sums of redemption under the Notes (resident, non-resident with a permanent establishment in the Russian Federation, non-resident without a permanent establishment in the Russian Federation).

In addition to the above, a nominal holder is required to file with NDC, and NDC is obliged to include in the list of Notes owners and/or nominal holders for repayment of redemption sums, the following information on individual and corporate Note owners that are not tax residents of the Russian Federation, irrespective of nominal holder’s authority to receive redemption under the Note or absence of such authority:

a) if owner of the Notes is a corporate non-resident entity:

• individual identification number (IIN) – if applicable;

b) if owner of the Notes is an individual:

• kind, #, date and place of issuance of the individual’s identification document, name of the issuing agency;

• the owner’s birth day, month and year;

• the owner’s place of registration and postal address including zip code;

• the owner’s tax status;

• the owner’s # of state pension security certificate (if applicable);

• the owner’s TIN (if applicable).

• code of reason for registration (CPP) of the person authorized to receive the sums of redemption under the Note (if applicable).

The Issuer’s obligations shall be considered fulfilled from the moment of writing off respective cash funds from account of the Payment Agent.

The Note owners, their authorized persons including NDC depositors shall themselves be responsible for ensuring completeness and relevancy of information submitted by them to NDC (information required to perform the obligations under the Notes) including but not limited to banking data and information on the persons authorized to receive the sums of redemption under the Notes.  In case of failure to submit such information to NDC or failure to submit it in a timely manner, the above obligations shall be executed towards the person who presented a claim on fulfillment of obligations, and who is the Notes owner as at the date of presenting the claim.  The Issuer shall in this case fulfill the obligations under the Notes on the basis of data available to NDC.  And in this case the Issuer’s obligations shall be recognized fulfilled in full scope and in due manner.  If banking and other information provided by owner or nominal holder or available to NDC and required by the Issuer to perform its obligations under the Notes, prevent the Payment Agent from transferring cash funds in a timely manner, such delay cannot be viewed as delinquency of obligations under the Notes, and the Notes owner shall not be able to demand accrual of interest or any other compensation for such delay of payment.

The Issuer shall transfer the required cash funds for redemption of the Note to account of the Payment Agent within the timeframe and under the procedures set out in the Contract between the Issuer and the Payment Agent.

The Payment Agent shall compute the sum of cash funds payable to each of the persons in the list of owners and/or nominal holders of the Notes.

As at the Notes Maturity Date, Payment Agent shall transfer the required cash funds to accounts of the persons authorized to receive the sums of redemption under the Notes to benefit of the Note owners.

If one person is authorized to receive the sums of redemption under the Notes by several Note owners, such person shall receive an aggregate amount not broken down by each Note owner.

If the Notes Maturity Date is a non-working day, be it a day off established by the state or a day off with respect of settlement transactions, the relevant sum shall be paid on the first working day following such day off.  Owner of the Notes shall not be entitled to demand accrual of interest or any other compensation for such delay of payment.

9.3. Procedures for assessing income payable under each Note.

Coupon (interest-bearing) period		Coupon (interest) income
Opening date	Closing date

1. Coupon: Interest rate on the first coupon - C1 — shall be established through the tender of potential buyers of the Notes in the first day of the Notes placement.  The procedures and terms of the tender have been set out in clause 9.3. of the Decision on issuance of securities and in clause 9.1.2. ()  of the Securities Issuance Prospectus

The coupon period Opening date of the first coupon of the issue is the Opening date of the Notes placement.	The Closing date of the first coupon period is the date of repayment of this coupon, i.e. 182nd day from the Opening date of the Notes placement.

Total payments under the first coupon per each Note shall be computed with the following formula:

K1 = C1 * Nom * (T(1) - T(0))/ 365/ 100%,

where

K1 — total coupon payment under 1st coupon per one Note, RUR;

C1 — interest rate of the 1st coupon, per cent annual;

Nom — nominal value of a Note, RUR;

T(0) — Opening date of the 1st coupon period;

T(1) — Closing date of the 1st coupon period.

The sum of coupon payment shall be computed down to one kopeck (truncation shall be based on the rules of mathematical round-up to the nearest whole number. Rules of mathematical round-up shall be construed as the truncation method that does not change the quantity of whole kopecks provided that the first figure after truncation is from 0 to 4, but increases by one provided that the first figure after truncation is from 5 to 9).

2. Coupon: Interest rate on the second coupon — C2 — shall be computed in accordance with the procedures set here below.

The coupon period Opening date of the second coupon of the issue is the182nd day from the Opening date of the Notes placement.	The Closing date of the second coupon period is the date of repayment of this coupon, i.e. 364th day from the Opening date of the Notes placement.

Total payments under the second coupon per each Note shall be computed with the following formula:

K2 = C2 * Nom * (T(2) - T(1))/ 365/ 100%,

where

K2 — total coupon payment under 2nd coupon per one Note, RUR;

C2 — interest rate of the  coupon, per cent annual;

Nom — nominal value of a Note, RUR;

T(1) - Opening date of the  coupon period;

T(2) - Closing date of the  coupon period.

The sum of coupon payment shall be computed down to one kopeck (truncation shall be based on the rules of mathematical round-up to the nearest whole quantity.  Rules of mathematical round-up shall be construed as the truncation method that does not change the quantity of whole kopecks provided that the first figure after truncation is from 0 to 4, but increases by one provided that the first figure after truncation is from 5 to 9).

3. Coupon: Interest rate on the third coupon - C3 — shall be computed in accordance with the procedures set here below.

The coupon period Opening date of the third coupon of the issue is the364th day from the Opening date of the Notes placement.	The Closing date of the third coupon period is the date of repayment of this coupon, i.e. 546th day from the Opening date of the Notes placement.

Total payments under the third coupon per each Note shall be computed with the following formula:

K3 = C3 * Nom * (T(3) - T(2))/ 365/ 100%,

where

K3 — total coupon payment under 3rd coupon per one Note, RUR;

C3 — interest rate of the 3rd coupon, per cent annual;

Nom — nominal value of a Note, RUR;

T(2) — Opening date of the 3rd coupon period;

T(3) — Closing date of the 3rd coupon period.

The sum of coupon payment shall be computed down to one kopeck (truncation shall be based on the rules of mathematical round-up to the nearest whole quantity.  Rules of mathematical round-up shall be construed as the truncation method that does not change the quantity of whole kopecks provided that the first figure after truncation is from 0 to 4, but increases by one provided that the first figure after truncation is from 5 to 9).

4. Coupon: Interest rate on the fourth coupon - C4 - shall be computed in accordance with the procedures set here below.

The coupon period Opening date of the fourth coupon of the issue is the546th day from the Opening date of the Notes placement.	The Closing date of the fourth coupon period is the date of repayment of this coupon, i.e. 728th day from the Opening date of the Notes placement.

Total payments under the fourth coupon per each Note shall be computed with the following formula:

K4 = C4 * Nom * (T(4) - T(3))/ 365/ 100%,

where

K4 — total coupon payment under 4th coupon per one Note, RUR;

C4 — interest rate of the 4th coupon, per cent annual;

Nom — nominal value of a Note, RUR;

T(3) — Opening date of the  coupon period;

T(4) — Closing date of the  coupon period.

The sum of coupon payment shall be computed down to one kopeck (truncation shall be based on the rules of mathematical round-up to the nearest whole quantity.  Rules of mathematical round-up shall be construed as the truncation method that does not change the quantity of whole kopecks provided that the first figure after truncation is from 0 to 4, but increases by one provided that the first figure after truncation is from 5 to 9).

5. Coupon: Interest rate on the fifth coupon - C5 - shall be computed in accordance with the procedures set here below.

The coupon period Opening date of the fifth coupon of the issue is the728- day from the Opening date of the Notes placement.	The Closing date of the fifth coupon period is the date of repayment of this coupon, i.e. 910th day from the Opening date of the Notes placement.

Total payments under the fifth coupon per each Note shall be computed with the following formula:

K5 = C5 * Nom * (T(5) - T(4))/ 365/ 100%,

where

K5 — total coupon payment under 5th coupon per one Note, RUR;

C5 — interest rate of the 5th coupon, per cent annual;

Nom — nominal value of a Note, RUR;

T(4) — Opening date of the 5th coupon period;

T(5) — Closing date of the 5th coupon period.

The sum of coupon payment shall be computed down to one kopeck (truncation shall be based on the rules of mathematical round-up to the nearest whole quantity.  Rules of mathematical round-up shall be construed as the truncation method that does not change the quantity of whole kopecks provided that the first figure after truncation is from 0 to 4, but increases by one provided that the first figure after truncation is from 5 to 9).

6. Coupon: Interest rate on the sixth coupon - C6 - shall be computed in accordance with the procedures set here below.

The coupon period Opening date of the sixth coupon of the issue is 910th day from the Opening date of the Notes placement.	The Closing date of the sixth coupon period is the date of repayment of this coupon, i.e. 1092nd day from the Opening date of the Notes placement.

Total payments under the sixth coupon per each Note shall be computed with the following formula:

K6 = C6 * Nom * (T(6) - T(5))/ 365/ 100%,

where

K6 — total coupon payment under 6th coupon per one Note, RUR;

C6 — interest rate of the 6th coupon, per cent annual;

Nom — nominal value of a Note, RUR;

T(5) — Opening date of the 6th coupon period;

T(6) — Closing date of the 6th coupon period.

The sum of coupon payment shall be computed down to one kopeck (truncation shall be based on the rules of mathematical round-up to the nearest whole quantity.  Rules of mathematical round-up shall be construed as the truncation method that does not change the quantity of whole kopecks provided that the first figure after truncation is from 0 to 4, but increases by one provided that the first figure after truncation is from 5 to 9).

7. Coupon: Interest rate on the seventh coupon — C7 - shall be computed in accordance with the procedures set here below.

The coupon period Opening date of the seventh coupon of the issue is the1092nd day from the Opening date of the Notes placement.	The Closing date of the seventh coupon period is the date of repayment of this coupon, i.e. 1274th day from the Opening date of the Notes placement.

Total payments under the seventh coupon per each Note shall be computed with the following formula:

K7 = C7 * Nom * (T(7) - T(6))/ 365/ 100%,

where

K7 — total coupon payment under 7th coupon per one Note, RUR;

C7 — interest rate of the 7th coupon, per cent annual;

Nom — nominal value of a Note, RUR;

T(6) — Opening date of the  coupon period;

T(7) — Closing date of the  coupon period.

The sum of coupon payment shall be computed down to one kopeck (truncation shall be based on the rules of mathematical round-up to the nearest whole quantity.  Rules of mathematical round-up shall be construed as the truncation method that does not change the quantity of whole kopecks provided that the first figure after truncation is from 0 to 4, but increases by one provided that the first figure after truncation is from 5 to 9).

8. Coupon: Interest rate on the eighth coupon – C8 - shall be computed in accordance with the procedures set here below.

The coupon period Opening date of the eighth coupon of the issue is the1274th day from the Opening date of the Notes placement.	The Closing date of the eighth coupon period is the date of repayment of this coupon, i.e. 1456th day from the Opening date of the Notes placement.

Total payments under the eighth coupon per each Note shall be computed with the following formula:

K8 = C8 * Nom * (T(8) - T(7))/ 365/ 100%,

where

K8 — total coupon payment under 8th coupon per one Note, RUR;

C8 — interest rate of the 8th coupon, per cent annual;

Nom — nominal value of a Note, RUR;

T(7) — Opening date of the 8th coupon period;

T(8) — Closing date of the 8th coupon period.

The sum of coupon payment shall be computed down to one kopeck (truncation shall be based on the rules of mathematical round-up to the nearest whole quantity.  Rules of mathematical round-up shall be construed as the truncation method that does not change the quantity of whole kopecks provided that the first figure after truncation is from 0 to 4, but increases by one provided that the first figure after truncation is from 5 to 9).

9. Coupon: Interest rate on the ninth coupon — C9 - shall be computed in accordance with the procedures set here below.

The coupon period Opening date of the ninth coupon of the issue is the1456th day from the Opening date of the Notes placement.	The Closing date of the ninth coupon period is the date of repayment of this coupon, i.e. 1638th day from the Opening date of the Notes placement.

Total payments under the ninth coupon per each Note shall be computed with the following formula:

K9 = C9 * Nom * (T(9) - T(8))/ 365/ 100%,

where

K9 — total coupon payment under 9th coupon per one Note, RUR;

C9 — interest rate of the 9th coupon, per cent annual;

Nom — nominal value of a Note, RUR;

T(8) — Opening date of the 9th coupon period;

T(9) — Closing date of the 9th coupon period.

The sum of coupon payment shall be computed down to one kopeck (truncation shall be based on the rules of mathematical round-up to the nearest whole quantity.  Rules of mathematical round-up shall be construed as the truncation method that does not change the quantity of whole kopecks provided that the first figure after truncation is from 0 to 4, but increases by one provided that the first figure after truncation is from 5 to 9).

10. Coupon: Interest rate on the tenth coupon — C10 - shall be computed in accordance with the procedures set here below.

The coupon period Opening date of the tenth coupon of the issue is the1638th day from the Opening date of the Notes placement.	The Closing date of the tenth coupon period is the date of repayment of this coupon, i.e. 1820th day from the Opening date of the Notes placement.

Total payments under the tenth coupon per each Note shall be computed with the following formula:

K10 = C10 * Nom * (T(10) - T(9))/ 365/ 100%,

where

K10 — total coupon payment under 10th coupon per one Note, RUR;

C10 — interest rate of the 10th coupon, per cent annual;

Nom — nominal value of a Note, RUR;

T(9) — Opening date of the 10th coupon period;

T(10) — Closing date of the 10th coupon period.

The sum of coupon payment shall be computed down to one kopeck (truncation shall be based on the rules of mathematical round-up to the nearest whole quantity.  Rules of mathematical round-up shall be construed as the truncation method that does not change the quantity of whole kopecks provided that the first figure after truncation is from 0 to 4, but increases by one provided that the first figure after truncation is from 5 to 9).

11. Coupon: Interest rate on the eleventh coupon — C11 - shall be computed in accordance with the procedures set here below.

The coupon period Opening date of the eleventh coupon of the issue is the1820th day from the Opening date of the Notes placement.	The Closing date of the eleventh coupon period is the date of repayment of this coupon, i.e. 2002nd day from the Opening date of the Notes placement.

Total payments under the eleventh coupon per each Note shall be computed with the following formula:

K11 = C11 * Nom * (T(11) - T(10))/ 365/ 100%,

where

K11 — total coupon payment under 11th coupon per one Note, RUR;

C11 — interest rate of the 11th coupon, per cent annual;

Nom — nominal value of a Note, RUR;

T(10) — Opening date of the 11th coupon period;

T(11) — Closing date of the 11th coupon period.

The sum of coupon payment shall be computed down to one kopeck (truncation shall be based on the rules of mathematical round-up to the nearest whole quantity.  Rules of mathematical round-up shall be construed as the truncation method that does not change the quantity of whole kopecks provided that the first figure after truncation is from 0 to 4, but increases by one provided that the first figure after truncation is from 5 to 9).

12. Coupon: Interest rate on the twelfth coupon — C12 - shall be computed in accordance with the procedures set here below.

The coupon period Opening date of the twelfth coupon of the issue is the2002nd day from the Opening date of the Notes placement.	The Closing date of the twelfth coupon period is the date of repayment of this coupon, i.e. 2184th day from the Opening date of the Notes placement.

Total payments under the twelfth coupon per each Note shall be computed with the following formula:

K12 = C12 * Nom * (T(12) - T(11))/ 365/ 100%,

where

K12 — total coupon payment under 12th coupon per one Note, RUR;

C12 — interest rate of the 12th coupon, per cent annual;

Nom — nominal value of a Note, RUR;

T(11) — Opening date of the 12th coupon period;

T(12) — Closing date of the 12th coupon period.

The sum of coupon payment shall be computed down to one kopeck (truncation shall be based on the rules of mathematical round-up to the nearest whole quantity.  Rules of mathematical round-up shall be construed as the truncation method that does not change the quantity of whole kopecks provided that the first figure after truncation is from 0 to 4, but increases by one provided that the first figure after truncation is from 5 to 9).

13. Coupon: Interest rate on the thirteenth coupon — C13 - shall be computed in accordance with the procedures set here below.

The coupon period Opening date of the thirteenth coupon of the issue is the2184- day from the Opening date of the Notes placement.	The Closing date of the thirteenth coupon period is the date of repayment of this coupon, i.e. 2366- day from the Opening date of the Notes placement.

Total payments under the thirteenth coupon per each Note shall be computed with the following formula:

K13 = C13 * Nom * (T(13) - T(12))/ 365/ 100%,

where

K13 — total coupon payment under 13th coupon per one Note, RUR;

C13 — interest rate of the 13th coupon, per cent annual;

Nom — nominal value of a Note, RUR;

T(12) — Opening date of the 13th coupon period;

T(13) — Closing date of the 13th coupon period.

The sum of coupon payment shall be computed down to one kopeck (truncation shall be based on the rules of mathematical round-up to the nearest whole quantity.  Rules of mathematical round-up shall be construed as the truncation method that does not change the quantity of whole kopecks provided that the first figure after truncation is from 0 to 4, but increases by one provided that the first figure after truncation is from 5 to 9).

14. Coupon: Interest rate on the fourteenth coupon — C14 - shall be computed in accordance with the procedures set here below.

The coupon period Opening date of the fourteenth coupon of the issue is the2366th day from the Opening date of the Notes placement.	The Closing date of the fourteenth coupon period is the date of repayment of this coupon, i.e. 2548th day from the Opening date of the Notes placement.

Total payments under the fourteenth coupon per each Note shall be computed with the following formula:

K14 = C14 * Nom * (T(14) - T(13))/ 365/ 100%,

where

K14 — total coupon payment under 14th coupon per one Note, RUR;

C14 — interest rate of the 14th coupon, per cent annual;

Nom — nominal value of a Note, RUR;

T(13) — Opening date of the 14th coupon period;

T(14) — Closing date of the 14- coupon period.

The sum of coupon payment shall be computed down to one kopeck (truncation shall be based on the rules of mathematical round-up to the nearest whole quantity.  Rules of mathematical round-up shall be construed as the truncation method that does not change the quantity of whole kopecks provided that the first figure after truncation is from 0 to 4, but increases by one provided that the first figure after truncation is from 5 to 9).

15. Coupon: Interest rate on the fifteenth coupon — C15 - shall be computed in accordance with the procedures set here below.

The coupon period Opening date of the fifteenth coupon of the issue is the2548th day from the Opening date of the Notes placement.	The Closing date of the fifteenth coupon period is the date of repayment of this coupon, i.e. 2730th day from the Opening date of the Notes placement.

Total payments under the fifteenth coupon per each Note shall be computed with the following formula:

K15 = C15 * Nom * (T(15) - T(14))/ 365/ 100%,

where

K15 — total coupon payment under 15th coupon per one Note, RUR;

C15 — interest rate of the 15th coupon, per cent annual;

Nom — nominal value of a Note, RUR;

T(14) — Opening date of the 15th coupon period;

T(15) — Closing date of the 15th coupon period.

The sum of coupon payment shall be computed down to one kopeck (truncation shall be based on the rules of mathematical round-up to the nearest whole quantity.  Rules of mathematical round-up shall be construed as the truncation method that does not change the quantity of whole kopecks provided that the first figure after truncation is from 0 to 4, but increases by one provided that the first figure after truncation is from 5 to 9).

16. Coupon: Interest rate on the sixteenth coupon — C16 - shall be computed in accordance with the procedures set here below.

The coupon period Opening date of the sixteenth coupon of the issue is the2730th day from the Opening date of the Notes placement.	The Closing date of the sixteenth coupon period is the date of repayment of this coupon, i.e. 2912th day from the Opening date of the Notes placement.

Total payments under the sixteenth coupon per each Note shall be computed with the following formula:

K16 = C16 * Nom * (T(16) - T(15))/ 365/ 100%,

where

K16 — total coupon payment under 16th coupon per one Note, RUR;

C16 — interest rate of the 16th coupon, per cent annual;

Nom — nominal value of a Note, RUR;

T(15) — Opening date of the 16th coupon period;

T(16) — Closing date of the 16th coupon period.

The sum of coupon payment shall be computed down to one kopeck (truncation shall be based on the rules of mathematical round-up to the nearest whole quantity. Rules of mathematical round-up shall be construed as the truncation method that does not change the quantity of whole kopecks provided that the first figure after truncation is from 0 to 4, but increases by one provided that the first figure after truncation is from 5 to 9).

17. Coupon: Interest rate on the seventeenth coupon — C17 - shall be computed in accordance with the procedures set here below.

The coupon period Opening date of the seventeenth coupon of the issue is the2912nd day from the Opening date of the Notes placement.	The Closing date of the seventeenth coupon period is the date of repayment of this coupon, i.e. 3094th day from the Opening date of the Notes placement.

Total payments under the seventeenth coupon per each Note shall be computed with the following formula:

K17 = C17 * Nom * (T(17) - T(16))/ 365/ 100%,

where

K17 — total coupon payment under 17th coupon per one Note, RUR;

C17 — interest rate of the 17th coupon, per cent annual;

Nom — nominal value of a Note, RUR;

T(16) — Opening date of the 17th coupon period;

T(17) — Closing date of the 17th coupon period.

The sum of coupon payment shall be computed down to one kopeck (truncation shall be based on the rules of mathematical round-up to the nearest whole quantity.  Rules of mathematical round-up shall be construed as the truncation method that does not change the quantity of whole kopecks provided that the first figure after truncation is from 0 to 4, but increases by one provided that the first figure after truncation is from 5 to 9).

18. Coupon: Interest rate on the eighteenth coupon — C18 - shall be computed in accordance with the procedures set here below.

The coupon period Opening date of the eighteenth coupon of the issue is the3094th day from the Opening date of the Notes placement.	The Closing date of the eighteenth coupon period is the date of repayment of this coupon, i.e. 3276th day from the Opening date of the Notes placement.

Total payments under the eighteenth coupon per each Note shall be computed with the following formula:

K18 = C18 * Nom * (T(18) - T(17))/ 365/ 100%,

where

K18 — total coupon payment under 18th coupon per one Note, RUR;

C18 — interest rate of the 18th coupon, per cent annual;

Nom — nominal value of a Note, RUR;

T(17) — Opening date of the 18th coupon period;

T(18) — Closing date of the 18th coupon period.

The sum of coupon payment shall be computed down to one kopeck (truncation shall be based on the rules of mathematical round-up to the nearest whole quantity.  Rules of mathematical round-up shall be construed as the truncation method that does not change the quantity of whole kopecks provided that the first figure after truncation is from 0 to 4, but increases by one provided that the first figure after truncation is from 5 to 9).

19. Coupon: Interest rate on the nineteenth coupon — C19 - shall be computed in accordance with the procedures set here below.

The coupon period Opening date of the nineteenth coupon of the issue is the3276th day from the Opening date of the Notes placement.	The Closing date of the nineteenth coupon period is the date of repayment of this coupon, i.e. 3458th day from the Opening date of the Notes placement.

Total payments under the nineteenth coupon per each Note shall be computed with the following formula:

K19 = C19 * Nom * (T(19) - T(18))/ 365/ 100%,

where

K19 — total coupon payment under 19th coupon per one Note, RUR;

C19 — interest rate of the 19th coupon, per cent annual;

Nom — nominal value of a Note, RUR;

T(18) — Opening date of the 19th coupon period;

T(19) — Closing date of the 19th coupon period.

The sum of coupon payment shall be computed down to one kopeck (truncation shall be based on the rules of mathematical round-up to the nearest whole quantity.  Rules of mathematical round-up shall be construed as the truncation method that does not change the quantity of whole kopecks provided that the first figure after truncation is from 0 to 4, but increases by one provided that the first figure after truncation is from 5 to 9).

20. Coupon: Interest rate on the twentieth coupon — C20 - shall be computed in accordance with the procedures set here below.

The coupon period Opening date of the twentieth coupon of the issue is the3458th day from the Opening date of the Notes placement.	The Closing date of the twentieth coupon period is the date of repayment of this coupon, i.e. 3640th day from the Opening date of the Notes placement.

Total payments under the twentieth coupon per each Note shall be computed with the following formula:

K20 = C20 * Nom * (T(20) - T(19))/ 365/ 100%,

where

K20 — total coupon payment under 20th coupon per one Note, RUR;

C20 — interest rate of the 20th coupon, per cent annual;

Nom — nominal value of a Note, RUR;

T(19) — Opening date of the 20th coupon period;

T(20) — Closing date of the 20th coupon period.

The sum of coupon payment shall be computed down to one kopeck (truncation shall be based on the rules of mathematical round-up to the nearest whole quantity.  Rules of mathematical round-up shall be construed as the truncation method that does not change the quantity of whole kopecks provided that the first figure after truncation is from 0 to 4, but increases by one provided that the first figure after truncation is from 5 to 9).

Procedures for establishing interest rate for the first coupon:

Interest rate on the first coupon shall be established through the Tender held by stock exchange — MICEX Stock Exchange — between potential buyers of the Notes as at the Notes Placement Opening Date.

On the day of the Tender MICEX Stock Exchange Trade Participants shall submit addressed bids for the Notes with settlement code T0 to Underwriter via MICEX Stock Exchange trading system, both on their on account, and on account and on behalf of their customers.  MICEX Stock Exchange shall set the time and procedures for submission of Tender bids in coordination with the Underwriter and/or the Issuer.

A bid shall state the following relevant terms:

i. Purchasing price;

ii. Quantity of the Notes;

iii. Acceptable interest rate of the first coupon;

iv. Other parameters in accordance with Rules of Securities Trading and other regulations of MICEX Stock Exchange.

Cash provision should be made in the amount sufficient for full payment for the Notes, as stated in the applications including commission fees of MICEX Stock Exchange and CJSC MICEX.

Purchasing price shall state the Notes Placement Price as per the Securities Issuance Prospectus and the Decision on issuance of securities.

The Notes quantity shall state the maximum quantity of the Notes that the potential buyer would be willing to buy, provided the Issuer sets the first coupon interest rate above or equal the acceptable interest rate for the first coupon, as stated in the bid.

The acceptable interest rate for the first coupon shall state the first coupon interest rate to be announced by the Issuer, at which rate the potential investor would be willing to buy the Notes in the quantity stated in the bid.  The acceptable interest rate shall be stated as per cent annual rate down to one hundredth of a per cent.

A bid of a MICEX Stock Exchange Trade Participant shall be accepted for execution if the provided surety is sufficient in accordance with CJSC MICEX Rules for Conducting Clearing Activities on the Stock Market.

The Issuer shall take decision on interest rate for the first coupon and shall inform MICEX Stock Exchange of its decision in writing.  After an information agency publishes an announcement of the first coupon interest rate, the Issuer shall inform the Underwriter of the established interest rate for the first coupon. The Underwriter shall publish an announcement of the first coupon interest rate using the MICEX Stock Exchange Trading System via e-mail to all Trade Participants.

The Issuer shall disclose the interest rate established for the first coupon in accordance with the procedures set in clause 11. of the Decision on issuance of securities and clause 2.9. of the Securities Issuance Prospectus.

Procedures for setting interest rate to the coupons starting from the second coupon:

1) Within 2 (Two) working days from the Notes Placement Opening, the Issuer may take a decision on purchasing the Notes from their owners within the next 5 (Five) working days of coupon period j (j=1-19).  If the Issuer takes such decision, interest rates for all coupons of the Notes, which have the sequential numbers below or equal to j, shall be established as equal to the first coupon interest rate.  The Issuer shall communicate the above information including sequential numbers of the coupons, for which interest rate was established as equal to the first coupon interest rate, and sequential number of the coupon period (j), in which owners of the Notes shall be able to demand repurchase of the Notes prior to potential Notes buyers by publishing the below announcements within the below time period from the date of the meeting protocol of the Issuer’s authorized body that has taken decision on purchasing the Notes:

• on news lines (AK&M or Interfax or ANO “AZIPI”) — within 1 (One) day;

• on Internet website - www.mts.ru - within 2 (Two) days.

This information shall be published not later than the 1 (First) working day before the Notes Placement Opening.

Should the Issuer fail to take such decision, interest rates for all coupons starting from the second one, shall be established as equal to the first coupon interest rate.

2) For the coupons, for which the Issuer failed to establish an interest rate (procedures for establishing interest rate) prior to the Notes Placement Opening (i=(j+1),.,20), the interest rate shall be established as a numerical figure at the Date of Establishing the “i” coupon, which occurs not later than 7 (Seven) working days before payment of coupon (i-1).  At the date of establishing “i” coupon, the Issuer shall be able to set the rates of any quantity of undefined coupons following “i” coupon (where k — is the number of the last of the coupons being defined). The Issuer shall informs the Notes owners of the interest rate on “i” coupon within 5 (Five) working days before opening of i coupon period on the Notes by publishing a relevant announcement under the procedures set out in clause 11. of the Decision on issuance of securities and clause 2.9. of the Securities Issuance Prospectus.

3) If after announcement of coupon interest rates (as set out in the previous subclauses) there still exist undefined rates of at least one of subsequent coupons, then together with the announcement of rates for i coupon and other coupons of the Notes being defined, the Issuer shall be required to ensure the Notes owners’ right to demand that the Issuer purchase the Notes in the last 5 (Five) working days of k coupon period (if the Issuer defines the rate for only one i coupon, i=k).  The above information including sequential numbers of the coupons, for which interest rate was defined on the Date of Establishing i coupon, and sequential numbers of coupon period (k), in which the notes shall be purchased, shall be communicated to potential buyers of the Notes by way of publishing in accordance with the procedures set out in clause 11. of the Decision on issuance of securities and clause 2.9. of the Securities Issuance Prospectus.

The Issuer shall inform MICES Stock Exchange of decisions taken in accordance with subclauses (2) and (3) of the above Decision on issuance of securities and subclauses (2) and (3) clause 9.1.2. (a) of the Securities Issuance Prospectus, including interest rates within 5 (Five) working days prior to completion of (i-1) coupon period (the period in which interest rate is defined for i coupon and subsequent coupons).

9.4. Procedures and timeframe of income payment under the Notes including the procedures and timeframe of income payment under each coupon

Coupon (interest-bearing) period		Time (date) of coupon (interest)	Date of production of a list of Notes owners for coupon (interest) income
Opening date	Closing date	income payment	payment

1. Coupon: Interest rate on the first coupon - C1 — shall be established through the tender of potential buyers of the Notes in the first day of the Notes placement.  The procedures and terms of the tender have been set out in clause 9.3. of the Decision on issuance of securities and in clause 9.1.2. (д)  of the Securities Issuance Prospectus

The coupon period Opening date of the first coupon of the issue is the Opening date of the Notes placement.	The Closing date of the first coupon period is the date of repayment of this coupon.	Coupon income on the first coupon shall be paid on 182nd day from placement opening of the Notes issue.	Income on the Notes shall be paid to the Notes owners that retain such status as at the end of NDC’s operating day preceding the third working day prior to the date of income payment under the Notes.

Procedures for payment of coupon (interest) income:

Income on the Notes shall be paid by the Payment Agent on account and on behalf of the Issuer.

Income on the Notes shall be paid in the Russian Federation currency by way of a bank transfer to benefit of the Notes owners. It is presumed that nominal holders — depositors of NDC are authorized to receive the sums of income on the Notes. An NDC depositor that has not been authorized by its customers to receive income on the Notes no later than 1 p.m. Moscow time on the third working day preceding the Date of Income Payment under the Notes shall submit to NDC the list of owners including data referred to below as required for inclusion in the list of Owners and/or Nominal Holders of the Notes.

Income on the Notes shall be paid to the Notes owners that retain such status as at the end of NDC’s operating day preceding the third working day prior to the date of income payment under the Notes (hereinafter, The Date of the Note Owners and/or Nominal Holders List Production).

Obligations fulfilled towards an owner included in the list of the note owners and/or nominal holders shall be recognized as properly fulfilled, including in case of the Notes disposal after the Date of the Note Owners and/or Nominal Holders List Production.

If rights of an owner of the Notes are accounted for by a nominal holder, and the nominal holder is authorized to receive the sums of income of the Notes, then the person authorized to receive the sums of income on the Notes shall be the nominal holder.  If rights of an owner of the Notes are not accounted for by a nominal holder, and/or the nominal holder has not been authorized to receive the sums of income on the Notes, then the person authorized to receive the sums of income on the Notes shall be the Notes owner (for an individual the list should include the owner’s full name).

Not later than on the 2nd (Second) working day before the Date of Income Payment on the Notes, NDC shall deliver to the Issuer and/or the Payment Agent a list of Note owners or nominal holders produced as at the Date of the Note Owners and/or Nominal Holders List for the purposes of income payment, including the following information:

a) full name (Surname, first, patronymic name) of the person authorized to receive the sums of income on the Notes.

b) quantity of the Notes recorded to depo account of the person authorized to receive the sums of income on the Notes;

c) location and postal address of the person authorized to receive the sums of income on the Notes;

r) banking information of the person authorized to receive the sums of income on the Notes, including:

•               # of account with the bank;

•               name of the bank (and the city where the bank is located) with which the account was opened;

•               corresponding account of the bank, with which the account was opened;

•               bank’s identification code of the bank, with which the account was opened (BIC);

•               taxpayer’s identification # (TIN) of the payment recipient;

•               code of reason for registration (CPP) of the person authorized to receive the sums of income on the Notes.

d) tax status of the person authorized to receive the sums of income on the Notes (resident, non-resident with a permanent establishment in the Russian Federation, non-resident without a permanent establishment in the Russian Federation).

In addition to the above, a nominal holder is required to file with NDC, and NDC is obliged to include in the list of Notes owners and/or nominal holders for receiving coupon income, the following information on individual and corporate Note owners that are not tax residents of the Russian Federation, irrespective of nominal holder’s authority to receive coupon income under the Note or absence of such authority:

a) if owner of the Notes is a corporate non-resident entity:

• individual identification number (IIN) — if applicable;

b) if owner of the Notes is an individual:

• kind, #, date and place of issuance of the individual’s identification document, name of the issuing agency;

• the owner’s birth day, month and year;

• the owner’s place of registration and postal address including zip code;

• the owner’s tax status;

• the owner’s # of state pension security certificate (if applicable);

• the owner’s TIN (if applicable).

• code of reason for registration (CPP) of the person authorized to receive the sums of coupon income under the Note (if applicable).

The Issuer’s obligations shall be considered fulfilled from the moment of writing off respective cash funds from account of the Payment Agent.

The Note owners, their authorized persons including NDC depositors shall themselves be responsible for ensuring completeness and relevancy of information submitted by them to NDC (information required to perform the obligations under the Notes) including but not limited to banking data and information on the persons authorized to receive the sums of income on the Notes.  In case of failure to submit such information to NDC or failure to submit it in a timely manner, the above obligations shall be executed towards the person who presented a claim on fulfillment of obligations, and who is the Notes owner as at the date of presenting the claim.  The Issuer shall in this case fulfill the obligations under the Notes on the basis of data available to NDC.  And in this case the Issuer’s obligations shall be recognized fulfilled in full scope and in due manner.  If banking and other information provided by owner or nominal holder or available to NDC and required by the Issuer to perform its obligations under the Notes, prevent the Payment Agent from transferring cash funds in a timely manner, such delay cannot be viewed as delinquency of obligations under the Notes, and the Notes owner shall not be able to demand accrual of interest or any other compensation for such delay of payment.

The Issuer shall transfer the required cash funds for redemption of the Note to account of the Payment Agent within the timeframe and under the procedures set out in the Contract between the Issuer and the Payment Agent.

The Payment Agent shall compute the sum of cash funds payable to each of the persons in the list of owners and/or nominal holders of the Notes.

As at the Date of Income Payment on the Notes, the Payment Agent shall transfer the required cash funds to accounts of the persons authorized to receive the sums of income on the Notes and included in the List of the Note Owners and/or Nominal Holders.

If one person is authorized to receive the sums of income on the Notes by several Note owners, such person shall receive an aggregate amount not broken down by each Note owner.

If the Date of Coupon Income Payment under the Notes is a non-working day, be it a day off established by the state or a day off with respect of settlement transactions, the relevant sum shall be paid on the first working day following such day off.  Owner of the Notes shall not be entitled to demand accrual of interest or any other compensation for such delay of payment.

2. Coupon: Interest rate on the second coupon - C2 - shall be established in accordance with the procedures set out in clause 9.3. of the Decision on issuance of Securities and clause 9.1.2. of the Securities Issuance Prospectus.

The coupon period Opening date of the second coupon of the issue is the182nd day from the Opening date of the Notes placement.	The coupon period Closing date shall be the date of payment of this coupon.	Coupon income on the second coupon shall be paid on 364th day from placement opening of the Notes issue.	Income on the Notes shall be paid to the Notes owners that retain such status as at the end of NDC’s operating day preceding the third working day prior to the date of income payment under the Notes.

Procedures for payment of coupon (interest) income:

The procedures for coupon income payment on the second coupon are the same and the procedures for coupon income payment on the first coupon.

3. Coupon: Interest rate on the third coupon — C3 - shall be established in accordance with the procedures set out in clause 9.3. of the Decision on issuance of Securities and clause 9.1.2. of the Securities Issuance Prospectus.

The coupon period Opening date of the third coupon of the issue is the364th day from the Opening date of the Notes placement.	The coupon period Closing date shall be the date of payment of this coupon.	Coupon income on the third coupon shall be paid on 546th day from placement opening of the Notes issue.	Income on the Notes shall be paid to the Notes owners that retain such status as at the end of NDC’s operating day preceding the third working day prior to the date of income payment under the Notes.

Procedures for payment of coupon (interest) income:

The procedures for coupon income payment on the third coupon are the same and the procedures for coupon income payment on the first coupon.

4. Coupon: Interest rate on the fourth coupon — C4 - shall be established in accordance with the procedures set out in clause 9.3. of the Decision on issuance of Securities and clause 9.1.2. of the Securities Issuance Prospectus.

The coupon period Opening date of the fourth coupon of the issue is the546th day from the Opening date of the Notes placement.	The coupon period Closing date shall be the date of payment of this coupon.	Coupon income on the fourth coupon shall be paid on 728th day from placement opening of the Notes issue.	Income on the Notes shall be paid to the Notes owners that retain such status as at the end of NDC’s operating day preceding the third working day prior to the date of income payment under the Notes.

Procedures for payment of coupon (interest) income:

The procedures for coupon income payment on the fourth coupon are the same and the procedures for coupon income payment on the first coupon.

5. Coupon: Interest rate on the fifth coupon — C5 - shall be established in accordance with the procedures set out in clause 9.3. of the Decision on issuance of Securities and clause 9.1.2. of the Securities Issuance Prospectus.

The coupon period Opening date of the fifth coupon of the issue is the728th day from the Opening date of the Notes placement.	The coupon period Closing date shall be the date of payment of this coupon.	Coupon income on the fifth coupon shall be paid on 910th day from placement opening of the Notes issue.	Income on the Notes shall be paid to the Notes owners that retain such status as at the end of NDC’s operating day preceding the third working day prior to the date of income payment under the Notes.

Procedures for payment of coupon (interest) income:

The procedures for coupon income payment on the fifth coupon are the same and the procedures for coupon income payment on the first coupon.

6. Coupon: Interest rate on the sixth coupon — C6 - shall be established in accordance with the procedures set out in clause 9.3. of the Decision on issuance of Securities and clause 9.1.2. of the Securities Issuance Prospectus.

The coupon period Opening date of the sixth coupon of the issue is the910- day from the Opening date of the Notes placement.	The coupon period Closing date shall be the date of payment of this coupon.	Coupon income on the sixth coupon shall be paid on 1092nd day from placement opening of the Notes issue.	Income on the Notes shall be paid to the Notes owners that retain such status as at the end of NDC’s operating day preceding the third working day prior to the date of income payment under the Notes.

Procedures for payment of coupon (interest) income:

The procedures for coupon income payment on the sixth coupon are the same and the procedures for coupon income payment on the first coupon.

7. Coupon: Interest rate on the seventh coupon — C7 - shall be established in accordance with the procedures set out in clause 9.3. of the Decision on issuance of Securities and clause 9.1.2. of the Securities Issuance Prospectus.

The coupon period Opening date of the seventh coupon of the issue is the1092nd day from the Opening date of the Notes placement.	The coupon period Closing date shall be the date of payment of this coupon.	Coupon income on the seventh coupon shall be paid on 1274th day from placement opening of the Notes issue.	Income on the Notes shall be paid to the Notes owners that retain such status as at the end of NDC’s operating day preceding the third working day prior to the date of income payment under the Notes.

Procedures for payment of coupon (interest) income:

The procedures for coupon income payment on the seventh coupon are the same and the procedures for coupon income payment on the first coupon.

8. Coupon: Interest rate on the eighth coupon — C8 - shall be established in accordance with the procedures set out in clause 9.3. of the Decision on issuance of Securities and clause 9.1.2. of the Securities Issuance Prospectus.

The coupon period Opening date of the eighth coupon of the issue is the1274th day from the Opening date of the Notes placement.	The coupon period Closing date shall be the date of payment of this coupon.	Coupon income on the eighth coupon shall be paid on 1456th day from placement opening of the Notes issue.	Income on the Notes shall be paid to the Notes owners that retain such status as at the end of NDC’s operating day preceding the third working day prior to the date of income payment under the Notes.

Procedures for payment of coupon (interest) income:

The procedures for coupon income payment on the eighth coupon are the same and the procedures for coupon income payment on the first coupon.

9. Coupon: Interest rate on the ninth coupon — C9 - shall be established in accordance with the procedures set out in clause 9.3. of the Decision on issuance of Securities and clause 9.1.2. of the Securities Issuance Prospectus.

The coupon period Opening date of the ninth coupon of the issue is the1456th day from the Opening date of the Notes placement.	The coupon period Closing date shall be the date of payment of this coupon.	Coupon income on the ninth coupon shall be paid on 1638th day from placement opening of the Notes issue.	Income on the Notes shall be paid to the Notes owners that retain such status as at the end of NDC’s operating day preceding the third working day prior to the date of income payment under the Notes.

Procedures for payment of coupon (interest) income:

The procedures for coupon income payment on the ninth coupon are the same and the procedures for coupon income payment on the first coupon.

10. Coupon: Interest rate on the tenth coupon — C10 - shall be established in accordance with the procedures set out in clause 9.3. of the Decision on issuance of Securities and clause 9.1.2. of the Securities Issuance Prospectus.

The coupon period Opening date of the tenth coupon of the issue is the1638th day from the Opening date of the Notes placement.	The coupon period Closing date shall be the date of payment of this coupon.	Coupon income on the tenth coupon shall be paid on 1820th day from placement opening of the Notes issue.	Income on the Notes shall be paid to the Notes owners that retain such status as at the end of NDC’s operating day preceding the third working day prior to the date of income payment under the Notes.

Procedures for payment of coupon (interest) income:

The procedures for coupon income payment on the tenth coupon are the same and the procedures for coupon income payment on the first coupon.

11. Coupon: Interest rate on the eleventh coupon — C11 - shall be established in accordance with the procedures set out in clause 9.3. of the Decision on issuance of Securities and clause 9.1.2. of the Securities Issuance Prospectus.

The coupon period Opening date of the eleventh coupon of the issue is the1820th day from the Opening date of the Notes placement.	The coupon period Closing date shall be the date of payment of this coupon.	Coupon income on the eleventh coupon shall be paid on 2002nd day from placement opening of the Notes issue.	Income on the Notes shall be paid to the Notes owners that retain such status as at the end of NDC’s operating day preceding the third working day prior to the date of income payment under the Notes.

Procedures for payment of coupon (interest) income:

The procedures for coupon income payment on the eleventh coupon are the same and the procedures for coupon income payment on the first coupon.

12. Coupon: Interest rate on the twelfth coupon — C12 - shall be established in accordance with the procedures set out in clause 9.3. of the Decision on issuance of Securities and clause 9.1.2. of the Securities Issuance Prospectus.

The coupon period Opening date of the twelfth coupon of the issue is the2002nd day from the Opening date of the Notes placement.	The coupon period Closing date shall be the date of payment of this coupon.	Coupon income on the twelfth coupon shall be paid on 2184th day from placement opening of the Notes issue.	Income on the Notes shall be paid to the Notes owners that retain such status as at the end of NDC’s operating day preceding the third working day prior to the date of income payment under the Notes.

Procedures for payment of coupon (interest) income:

The procedures for coupon income payment on the twelfth coupon are the same and the procedures for coupon income payment on the first coupon.

13. Coupon: Interest rate on the thirteenth coupon — C13 - shall be established in accordance with the procedures set out in clause 9.3. of the Decision on issuance of Securities and clause 9.1.2. of the Securities Issuance Prospectus.

The coupon period Opening date of the thirteenth coupon of the issue is the2184th day from the Opening date of the Notes placement.	The coupon period Closing date shall be the date of payment of this coupon.	Coupon income on the thirteenth coupon shall be paid on 2366th day from placement opening of the Notes issue.	Income on the Notes shall be paid to the Notes owners that retain such status as at the end of NDC’s operating day preceding the third working day prior to the date of income payment under the Notes.

Procedures for payment of coupon (interest) income:

The procedures for coupon income payment on the thirteenth coupon are the same and the procedures for coupon income payment on the first coupon.

14. Coupon: Interest rate on the fourteenth coupon — C14 - shall be established in accordance with the procedures set out in clause 9.3. of the Decision on issuance of Securities and clause 9.1.2. of the Securities Issuance Prospectus.

The coupon period Opening date of the fourteenth coupon of the issue is the2366th day from the Opening date of the Notes placement.	The coupon period Closing date shall be the date of payment of this coupon.	Coupon income on the fourteenth coupon shall be paid on 2548th day from placement opening of the Notes issue.	Income on the Notes shall be paid to the Notes owners that retain such status as at the end of NDC’s operating day preceding the third working day prior to the date of income payment under the Notes.

Procedures for payment of coupon (interest) income:

The procedures for coupon income payment on the fourteenth coupon are the same and the procedures for coupon income payment on the first coupon.

15. Coupon: Interest rate on the fifteenth coupon — C15 - shall be established in accordance with the procedures set out in clause 9.3. of the Decision on issuance of Securities and clause 9.1.2. of the Securities Issuance Prospectus.

The coupon period Opening date of the fifteenth coupon of the issue is the2548th day from the Opening date of the Notes placement.	The coupon period Closing date shall be the date of payment of this coupon.	Coupon income on the fifteenth coupon shall be paid on 2730th day from placement opening of the Notes issue.	Income on the Notes shall be paid to the Notes owners that retain such status as at the end of NDC’s operating day preceding the third working day prior to the date of income payment under the Notes.

Procedures for payment of coupon (interest) income:

The procedures for coupon income payment on the fifteenth coupon are the same and the procedures for coupon income payment on the first coupon.

16. Coupon: Interest rate on the sixteenth coupon — C16 - shall be established in accordance with the procedures set out in clause 9.3. of the Decision on issuance of Securities and clause 9.1.2. of the Securities Issuance Prospectus.

The coupon period Opening date of the sixteenth coupon of the issue is the2730th day from the Opening date of the Notes placement.	The coupon period Closing date shall be the date of payment of this coupon.	Coupon income on the sixteenth coupon shall be paid on 2912th day from placement opening of the Notes issue.	Income on the Notes shall be paid to the Notes owners that retain such status as at the end of NDC’s operating day preceding the third working day prior to the date of income payment under the Notes.

Procedures for payment of coupon (interest) income:

The procedures for coupon income payment on the sixteenth coupon are the same and the procedures for coupon income payment on the first coupon.

17. Coupon: Interest rate on the seventeenth coupon — C17 - shall be established in accordance with the procedures set out in clause 9.3. of the Decision on issuance of Securities and clause 9.1.2. of the Securities Issuance Prospectus.

The coupon period Opening date of the seventeenth coupon of the issue is the2912th day from the Opening date of the Notes placement.	The coupon period Closing date shall be the date of payment of this coupon.	Coupon income on the seventeenth coupon shall be paid on 3094th day from placement opening of the Notes issue.	Income on the Notes shall be paid to the Notes owners that retain such status as at the end of NDC’s operating day preceding the third working day prior to the date of income payment under the Notes.

Procedures for payment of coupon (interest) income:

The procedures for coupon income payment on the seventeenth coupon are the same and the procedures for coupon income payment on the first coupon.

18. Coupon: Interest rate on the eighteenth coupon — C18 - shall be established in accordance with the procedures set out in clause 9.3. of the Decision on issuance of Securities and clause 9.1.2. of the Securities Issuance Prospectus.

The coupon period Opening date of the eighteenth coupon of the issue is the3094th day from the Opening date of the Notes placement.	The coupon period Closing date shall be the date of payment of this coupon.	Coupon income on the eighteenth coupon shall be paid on 3276th day from placement opening of the Notes issue.	Income on the Notes shall be paid to the Notes owners that retain such status as at the end of NDC’s operating day preceding the third working day prior to the date of income payment under the Notes.

Procedures for payment of coupon (interest) income:

The procedures for coupon income payment on the eighteenth coupon are the same and the procedures for coupon income payment on the first coupon.

19. Coupon: Interest rate on the nineteenth coupon — C19 - shall be established in accordance with the procedures set out in clause 9.3. of the Decision on issuance of Securities and clause 9.1.2. of the Securities Issuance Prospectus.

The coupon period Opening date of the nineteenth coupon of the issue is the3276th day from the Opening date of the Notes placement.	The coupon period Closing date shall be the date of payment of this coupon.	Coupon income on the nineteenth coupon shall be paid on 3458th day from placement opening of the Notes issue.	Income on the Notes shall be paid to the Notes owners that retain such status as at the end of NDC’s operating day preceding the third working day prior to the date of income payment under the Notes.

Procedures for payment of coupon (interest) income:

The procedures for coupon income payment on the nineteenth coupon are the same and the procedures for coupon income payment on the first coupon.

20. Coupon: Interest rate on the twentieth coupon — C20 - shall be established in accordance with the procedures set out in clause 9.3. of the Decision on issuance of Securities and clause 9.1.2. of the Securities Issuance Prospectus.

The coupon period Opening date of the twentieth coupon of the issue is the3458th day from the Opening date of the Notes placement.	The coupon period Closing date shall be the date of payment of this coupon.	Coupon income on the twentieth coupon shall be paid on 3640th day from placement opening of the Notes issue.	Income on the Notes shall be paid to the Notes owners that retain such status as at the end of NDC’s operating day preceding the third working day prior to the date of income payment under the Notes.

Procedures for payment of coupon (interest) income:

The procedures for coupon income payment on the twentieth coupon are the same and the procedures for coupon income payment on the first coupon.

For the purposes of income payment on the twentieth coupon the List of Notes owners and/or nominal holders produced for the Notes redemption shall be used.

Income on the twentieth coupon shall be paid simultaneously with redemption of the Notes.

9.5. Availability and terms of premature redemption of the Notes

The Notes can be redeemed prematurely on request of their owners.

The earliest possible date for claiming premature redemption of the Notes:

Premature redemption of the Notes shall not be possible before state registration of the Report on the Securities Issuance Results, or after filing with the registering body of a notice on the issuance results, provided that under the Federal Law “On the Securities Market” and other federal laws, the Notes issuance does not require state registration of a report on the securities issuance results.

In case of premature redemption of the Notes, the buy-out shall be executed at their nominal value. Accrued coupon income (ACI) as at the Date of the Notes Premature Redemption shall be additionally paid.

Owner of the Notes shall be able to demand repayment of the Notes nominal value and accrued coupon income on the Notes due to it in the following circumstances:

• delisting of the Notes by all stock exchanges that included the Notes in their quoting lists, provided that under the Federal Law “On the Securities Market” and other federal laws, the Notes issuance does not require state registration of a report on the securities issuance results;

• delay for more than 7 (Seven) days of execution by the Issuer of its obligations of coupon income payment on the Notes, after the due date of the respective coupon income payment as per the Decision on issuance of Securities and the Securities Issuance Prospectus;

• declaration by the Issuer of its default on the financial obligations towards owners of the Notes of the issue.

Owner of the Notes shall be able to demand repayment of the Notes nominal value and accrued coupon income on the Notes due to it assessed in accordance with clause 15. of the Decision on issuance of Securities and clause 10.10 of the Securities Issuance Prospectus.

Last date of presenting the Notes for premature redemption:

The Premature Redemption Date — The Notes can be prematurely redeemed on demand of their owners within 60 (Sixty) working days from the moment of disclosure by the Issuer of the fact of the above circumstances in accordance with the procedures set out in clauses 9.5. and 11(u) of the Decision on Issuance of Securities, or from the date when of the fact of the above circumstances became known or should have become known to owners of the Notes.

Terms and procedures for premature redemption of the Notes:

Premature redemption of the Notes shall be carried out on behalf of and on account of the Issuer by a Payment Agent (hereinafter, The Payment Agent).  Functions of the Payment Agent shall be performed by:

Full corporate name: Non-Commercial Partnership “National Depository Centre”

Abbreviated corporate name: NDC

Location: Moscow City, Middle Kislovskiy per., 1/13, building 4

If the date of premature redemption of the Notes is a day off, be it a day off established by the state or a day off with respect of settlement transactions, the relevant sums shall be paid on the first working day following the day off.  Owner of the Notes shall not be entitled to demand accrual of interest or any other compensation for such delay of payment.

In case of premature redemption the Notes shall be repurchased at their nominal value. In addition, the Issuer shall pay to the Notes owners the sums of accrued coupon income as at the date of execution by the Issuer of its obligations wit respect of premature redemption of the Notes assessed in accordance with clause 15. of the Decision on issuance of Securities and clause 10.10 of the Securities Issuance Prospectus.

Nominal value of the Notes and accrued coupon income in connection with their premature redemption shall be repaid as a bank transfer in RUR.

The Notes prematurely redeemed by the Issuer cannot be put on the market.

In order to exercise its right for premature redemption of the Notes, owner of the Notes that is an NDC depositor, or nominal holder that is an NDC depositor authorized by the Notes owner to act towards premature redemption of the Notes, shall perform the following mandatory actions:

• submit to the Issuer a request (application) in a written form for premature redemption of the Notes (in accordance with the requirements specified in the Decision on issuance of Securities and in the Securities Issuance);

• submit to NDC an order issued in accordance with NDC requirements for transfer of the Notes subject to premature redemption to the depo account section designated for recording the Notes subject to premature redemption.

Request (application) for premature redemption of the Notes shall be delivered to the Issuer against its signature from 9 a.m. to 5 p.m. (Moscow time) within 30 (Thirty) working days after the moment when the Notes obtained the right to demand premature redemption of the Notes, or delivered by registered mail with a return receipt to the Issuer’s postal address.

Request (application) in a written form for premature redemption of the Notes shall be submitted with the following attachments:

•               if the request is signed by other person than the Notes owner, a document is to be attached supporting the powers of the person who signed the request on behalf of the Notes owner;

•               notarized sample of signature of the person who signed the request on behalf of the Notes owner;

•               a copy of NDC report certified by NDC on transfer of the Notes to the depo account section designated for blocking securities at redemption.

Request (application) for premature redemption of the Notes shall include the following:

•               statement of the circumstance based on which the Note owner became entitled to demand premature redemption;

•               for a corporate Notes owner — name of the legal entity, location, TIN;

•               for an individual Notes owner — surname, first, middle name, residential address, other passport data, TIN (if assigned in accordance with applicable procedures;

•               quantity of the Notes;

•               payment information of income recipient:

1. full name (surname, first, patronymic name) of the person authorized to receive the sums of income on the Notes.

2. location and postal address of the person authorized to receive the sums of income on the Notes;

3. banking information of the person authorized to receive the sums of income on the Notes, including:

•               # of account with the bank;

•               corresponding account of the bank, with which the account was opened;

•               bank’s identification code of the bank, with which the account was opened (BIC);

•               taxpayer’s identification # (TIN) of the payment recipient;

•               code of reason for registration (CPP) of the person authorized to receive the sums of income on the Notes.

4. tax status of the person authorized to receive the sums of redemption under the Notes (resident, non-resident with a permanent establishment in the Russian Federation, non-resident without a permanent establishment in the Russian Federation).

Non-residents and individuals are required to provide the following information in the Request:

•             full name/surname, first, patronymic name of the Notes owner;

•             full name of the person authorized to receive the sums of redemption under the Notes;

•             location (or registration for individuals) and postal address including postal zip code of the Notes owner

•             •              banking information of the person authorized to receive the sums of redemption under the Notes

•             taxpayer’s identification # (TIN) of the Notes owner;

•             tax status of the Notes owner

if owner of the Notes is a corporate non-resident entity:

•              individual identification number (IIN) — if applicable;

if owner of the Notes is an individual:

•             kind, #, date and place of issuance of the Notes owner’s identification document, name of the issuing agency;

•             the Notes owner’s TIN (if applicable);

•             the Notes owner’s birth day, month and year).

Within 5 (Five) working days from the moment of receiving the documents, the Issuer shall review them for correctness, and provided that the submitted documents comply with the terms set out in the Decision on issuance of Securities and the Securities Issuance Prospectus the Issuer shall make cash transfer to benefit of the Notes owner.

The Issuer shall make cash transfer to account of the Payment Agent in the sum payable to the Notes owner, and shall provide the Payment Agent with data required for making a corresponding payment to benefit of the Notes owner.

Together with notification, the Issuer shall provide copies of NDC reports on transaction on the depo accounts of the Notes owners (nominal holders) supporting transfer of the Notes to the depo account sections designated for accounting for the Notes subject to premature redemption.

Within 2 (Two) days after the date of receiving cash funds from the Issuer and of data required for making corresponding payments to benefit of the Notes owners, the Payment Agent shall transfer cash to benefit of the Notes owner, as per the enclosed information.  Not later than the next working day after the date of transfer, the Payment Agent shall inform the Issuer and NDC depositor of the fact of transfer.

Obligations of the Issuer shall be considered fulfilled from the moment of writing the respective cash funds from account of the Payment Agent.

If the submitted documents do not meet the above requirements, the Issuer shall not later than the fifth working day from the moment of receiving the above documents deliver to the person who signed the request for the Notes redemption and to NDC a notice on the reasons for declining the documents. The Issuer shall submit information to NDC of the refusal to satisfy the Request for Premature Redemption stating the name, surname, first and patronymic name of individual owner, quantity of the Notes, and name of the Depository which opened an account to the owner.

Having received such a notification, the person who signed the request does not loose the right to resubmit the request for premature redemption of the Notes.

After the Issuer fulfills is obligations of premature redemption of the Notes, NDC shall write the redeemed Notes off the depositor’s account with NDC and record them to the respective issuance depo account section designated for accounting for redeemed Notes with NDC.

If the date of premature redemption of the Notes is a day off, be it a day off established by the state or a day off with respect of settlement transactions, the relevant sums shall be paid on the first working day following the day off.  Owner of the Notes shall not be entitled to demand accrual of interest or any other compensation for such delay of payment.

It is presumed that nominal holders — depositors of NDC are duly authorized to receive the sums paid in connection with premature redemption of the Notes and/or conduct other actions required for premature redemption of the Notes to benefit of the Notes owners.

The procedures for disclosure of information on premature redemption of the Notes:

on news lines (AK&M or Interfax or ANO “AZIPI”) — within 1 (One) day;

• on Internet website - www.mts.ru - within 2 (Two) days.

This information shall be published not later than the 1 (First) working day before the Notes Placement Opening.

Should the Issuer fail to take such decision, interest rates for all coupons starting from the second one, shall be established as equal to the first coupon interest rate.

Within 1 (One) working day after the date of occurrence of the event that enables the Notes owner to demand premature redemption of the Notes the Issuer shall publish information on news lines (AK&M or Interfax or ANO “AZIPI”), and within 2 (Two) days after the above date the Issuer shall put information on its Internet website - www.mts.ru, stating the following:

• description of the event enabling the Notes owners to demand premature redemption of the Notes;

• the date when the event occurred;

• possible actions of the Notes owners towards satisfaction of their claims on premature redemption of the Notes.

Publication on the Internet website shall be done after publication on the news line.

After the Notes were prematurely redeemed by the Issuer, the Issuer shall announce the time of exercising its obligations.

The above information (including the quantity of redeemed Noted) shall be published within the following timeframe after the last date of exercising the obligations:

• on news lines (AK&M or Interfax or ANO “AZIPI”) — within 1 (One) day;

• on Internet website - www.mts.ru - within 2 (Two) days.

Publication on the Internet website shall be done after publication on the news line.

9.6. Information of payment agents on the notes

Coupon (interest) income and sums of redemption (premature redemption) shall be paid via the Payment Agent.

The Payment Agent:

Full corporate name: Non-Commercial Partnership “National Depository Centre”

Abbreviated corporate name: NDC

Location: Moscow City, Middle Kislovskiy per., 1/13, building 4

Postal address: 105062, Russia, Moscow City, Mashkova street, 13, building. 1.

The Payment Agent shall perform the following functions:

1. On behalf and on account of the Issuer, shall transfer cash funds to the persons included in the List of Notes owners and/or Nominal Holders entitled to receive coupon income/sums of redemption (here below in this clause, The List of Notes Owners and/or Nominal Holders) in the amounts, within the timeframe and under the procedures established by the Decision on issuance of securities, the Securities Issuance Prospectus, and the Agreement between the Issuer and the Payment Agent.

The Issuer shall make preliminary transfer of the cash funds designated for Payments under the Notes to be executed by the Payment Agent to the bank account indicated by the Payment Agent under the procedures and within the timeframe specified in the Agreement between the Issuer and the Payment Agent.

2. Provide information to NDC depositors and to all concerned parties regarding the time and terms of coupon income payment under the Notes and/or redemption of the Notes by way of placement of the above information on NDC’s website: www.ndc.ru.

3. Ensure confidentiality of information received by the Payment Agent in the course of execution of its obligations provided this information is not public and is not required for disclosure by legal and regulatory acts of the Russian Federation.

The Issuer shall be able to appoint other payment agents or annul such appointments.

It is presumes that the Issuer cannot simultaneously appoint several payment agents.

The Issuer shall publish an official announcement of the above actions within 3 (Three) working days from the date of such appointments or their annulment on news line (AK&M or Interfax or ANO “AZIPI”) and in its Internet website — www.mts.ru.

9.7. Information on actions of the Notes owners and on the disclosure procedures in case of default on the Notes:

As required by Articles 810 and 811 of the RF Civil Code, the Issuer is obliged to repay to the Notes owners at redemption the nominal value of the Notes and coupon income on the Notes within the timeframe and under the procedures established by the Decision on Issuance of Securities, the Securities Issuance Prospectus.

The Issuer’s failure to fulfill the obligations under the Notes shall represent a material violation of the loan agreement (default) in case of:

• overdue obligation of the next interest income (coupon) payment under the Notes for over 7 (Seven) days, or refusal to fulfill the above obligation;

• overdue obligation of repayment of the principal on the Notes for over 30 (Thirty) days, or refusal to fulfill the above obligation.

Delay in execution of the respective obligations, but not exceeding the above time limits shall represent a technical default.

Each owner of the Notes is entitled to demand compensation of the Notes nominal value and repayment of the accrued coupon income under the notes due to it in the situations specified in the Decision on Issuance of Securities, the Securities Issuance Prospectus.

If the Issuer fails to execute and/or properly execute its obligations under the Notes, the Notes owners shall be entitled to apply to the Warrantor that has provided surety for the Notes of the issuance in accordance with the terms of surety provision in the form of a warranty for the purposes of the Notes issue, as specified in clause 12 of the Decision on Issuance of Securities, and in clause 9.1.2 of the Securities Issuance Prospectus.

If the Notes owners are unable to get satisfaction of the claims with respect of the Notes owned by them and addressed to the Issuer and/or the Warrantor, the Notes owners shall be entitled to apply to court or to arbitration with a claim against the Issuer and/or the Warrantor.

Individual Note owners shall in this case be able to apply to court of general jurisdiction at location of the defendant, and corporate Note owners and individual businessmen — Note owners shall be able to apply to arbitration at location of the defendant.

Overall limitation of sanctions for application to court (court of general jurisdiction or arbitration) with claims against the Issuer and/or the Warrantor shall be 3 (Three) years.

In case of the Issuer’s default or technical default under the Notes, the Issuer shall pay interest to the Notes owners in addition to overdue payments, as required by Article 395 of the RF Civil Code.

If the Issuer fails to execute and/or properly execute its obligations under the Notes (including in case of default or technical default), the Issuer shall publish an announcement of its failure to execute and/or properly execute its obligations to the Notes owners, stating:

•      the volume of defaulted obligations;

•      the reason for the default;

•      the list of actions that the Notes owners may potentially take to satisfy their claims.

The Issuer shall publish the above information within the following timeframe from the date of failure to execute and/or properly execute The Issuer’s obligations under the Notes:

• on news line (AK&M or Interfax or ANO “AZIPI”) — within 1 (One) day;

• on its Internet website — www.mts.ru— within 2 (Two) days.

The announcement in Internet shall be published after the publication on the news line.

10. Information on repurchase of the notes

The procedures for repurchasing the Notes on demand of their owner(s) with subsequent trade operations with the Notes; the timeframe of applications for such repurchase:

It is presumed that the Issuer shall repurchase the Notes on demand of their owners and further shall be able to trade them until maturity, in accordance with the terms specified in this clause. The Issuer shall be able to repurchase the Notes of this issuance after registration of the Report on the Securities Issuance with governmental authorities, or after filing with the registering body of a notice on the issuance results, provided that under the Federal Law “On the Securities Market” and other federal laws, the Notes issuance does not require state registration of a report on the securities issuance results.

The Issuer is obliged to ensure the Notes owners’ right to demand repurchase by the Issuer of the Notes within the last 5 (Five) working days of the Notes coupon period preceding the coupon period for which the rate of interest was established by the Issuer (hereinafter, The Period of Filing for Repurchase of the Notes by the Issuer) after opening of the Notes placement.  Owners of the Notes shall be able to demand that the Issuer repurchase the Notes in the situations described in clause 9.3. of the Decision on Issuance of Securities, and clause 9.1.2. of the Prospectus.

The procedures for repurchase of the Notes:

The Issuer shall repurchase the notes via MICEX Stock Exchange (hereinafter, The Market Maker) in accordance with the regulatory documents applicable to activities of the securities market maker

In case of reorganization or liquidation of the Market Maker, or if repurchase by the Issuer of the Notes through the Market Maker under the procedures established by the Decision on Issuance of Securities, and the Securities Issuance Prospectus does not comply with the RF legislation, the Issuer shall have to select another securities market maker through which the Issuer shall make the Notes repurchase deals.

In this case the Issuer shall repurchase the Notes in accordance with the regulations applicable to activities of such securities market maker, and the Issuer shall in addition to announcement of the coupon interest rate (starting from the second coupon) publish information of the securities market maker through which the Issuer shall make the Notes repurchase deal.  The above information shall include:

• full and abbreviated name of the securities market maker;

• its location;

• license information: #, Date of issuance, Validity period, the body that issued the license;

The Issuer’s agent acting on behalf and on account of the Issuer for repurchasing the Notes (hereinafter, The Agent) shall be the Underwriter.

The Issuer can reassign the Agent’s functions to another person that will be able to exercise all actions required for the repurchase, as per this clause and the RF legislation.  In this case, the Issuer shall be obliged to publish an announcement providing the following information:

•              full and abbreviated name of the person, to which the Agent’s functions were reassigned;

•              its location, and also address and fax.# for delivery the applications in accordance with the procedures provided here below;

•              information of the license for conducting professional activities on the securities market: #, Date of issuance, Validity period, the body that issued the license;

•              confirmation of the fact that the appointed Agent is a trade participant of the Market Maker, through which the repurchase shall be carried out.

This information announcement shall be published not later than 30 (Thirty) days before the Repurchase Date established in accordance with the procedures provided here below in the following sources of information:

•              on news line of information agencies AK&M or Interfax or ANO “AZIPI”;

•              on the website in Internet (www.mts.ru);

The announcement in Internet shall be published after the publication on the news line.

In order to implement its right to sell the Notes, the trade participant that owns the Notes and wishes to sell the Notes, or the person authorized by its client being the Notes owner to sell the Notes at its account and on its behalf (hereinafter, The Acceptant) shall perform two actions:

1) submit to the Agent an application signed by the Acceptant (hereinafter, The Application). The Application can be accepted in any working day, but exclusively within the Submission Period (as defined here above), and should include the following information:

•              full name of the Acceptant;

•              state registration # and date of state registration of the Notes;

•              quantity of the Notes, which the Acceptant intends to sell to the Issuer (in figures and words);

•              location u postal address of the Acceptant.

2) From 11 a.m. to 1 p.m. Moscow time on the Repurchase Date (as defined here below), the Acceptant that previously transferred the above Application to the Agent shall submit an addressed applications for sale of a specified quantity of the Notes via the Market Maker’s Trading System in accordance with Rules of Securities Trading and/or other rules of the Market Maker which regulate its activities.  The Application shall be address to the Agent that is a Trade Participant, and shall indicate a Purchasing Price, as defined here below, in percentage of nominal value of the Notes, and settlement code T0.

Quantity of the Notes stated in the application should not exceed the Notes quantity previously stated in the Application submitted by the Acceptant to the Agent.

The Application should be received in any of the working days within the Submission Period.

The Application shall be addressed to the Agent’s postal address.

The Application shall be deemed received by the Agent from the moment of its handling to the addressee, or refusal by the addressee to receive it supporting by a relevant document.  The Issuer shall not have any obligations of repurchasing the Notes from owners and/or the Acceptants that have not submitted their Applications within the applicable timeframe, or have submitted the Applications that do not comply with the above requirements.

The Issuer shall accept an extract from the register of applications as an adequate confirmation of submission by the Acceptant of an application for sale of the Notes in accordance with the terms for repurchasing the Notes.  The extract shall be made in the form of a relevant application to the Rules of the Market Maker for Conducting Trade in Securities and/or Other Papers, certified by signature of an authorized person.

The Issuer undertakes that in the period from 4 p.m. to 6 p.m. Moscow time on the Repurchasing Date it shall make deals via the Agent with all Acceptants by way of submitting addressed counter applications to the ones submitted in accordance with action 2, and maintained in the trading system as at the moment of making the deal.

The addressed counter applications submitted in accordance with action 2 by the Acceptants that have earlier submitted the Applications under the applicable procedures, shall be satisfied by the Agent within the Notes quantity indicated in the addressed applications submitted by the Acceptants, and at the price established by the Decision on Issuance of Securities, and the Prospectus.  Obligations of the parties (The Notes Issuer and the Acceptant) for repurchasing the Notes shall be considered fulfilled from the moment of transfer of title to the repurchased Notes to the Issuer (recording of the Notes to issuance account of the Issuer) and repayment for the Notes by the Issuer (fulfillment of the condition “delivery against payment” in accordance with CJSC MICEX Rules for Conducting Clearing Activities on the Stock Market).

If the Issuer’s deal or several deals of purchasing its own Notes is recognized as major deals or deals with interest, such deals should be approved as required by the Russian Federation law.

The Notes repurchased by the Issuer shall be received to the depo account with NDC.  Subsequently, the Notes repurchased by the Issuer may be again submitted for trade operations at secondary market (provided that the Issuer complies with the Russian Federation law).

On expiry of the period established for repurchasing the Notes by the Issuer, the Issuer shall publish information on the timeframe for execution of its liabilities.

The above information (including quantity of repurchased notes) shall be published within the following timeframe from the moment of occurrence of the material fact:

•              on news line of information agencies AK&M or Interfax or ANO “AZIPI” within 1 (One) working day;;

•              on the website in Internet (www.mts.ru) within 2 (Two) working days.;

The announcement in Internet shall be published after the publication on the news line.

Information on repurchase of the notes on demands of their owners shall be disclosed together with information on the interest rates defined for coupons:

Information on the interest rates defined by the Issuer for coupons of the Notes starting from the second coupon shall be communicated to potential purchasers by way of an announcement of material facts in accordance with the procedures and timeframe set in clause 11 of the Decision on Issuance of Securities, and in clause 2.9. of the Securities Issuance Prospectus.

Timeframe for repurchasing the notes and the procedures for establishing it:

2nd (Second) working day from the completion date of the Period for Submission of the Notes for Repurchase by the Issuer

Purchasing price of the Notes:

100% (One hundred per cent) of the Notes nominal value.

If a purchase and sale deal is made on the Date of Purchasing the Notes, the Issuer shall additionally pay to the Owners the accrued coupon income on the Notes (ACI).

The procedures for repurchase by the Issuer of the Notes under agreement with the Notes owners:

The Issuer may be able to repurchase the Notes under agreement with their owner(s) and further use the Notes for trading until expiry of the redemption period on the terms set by the Decision on Issuance of Securities and the Securities Issuance Prospectus.

The Issuer may be able to repurchase the Notes of this issue after registration of the Report on the securities issuance, or after filing with the registering body of a notice on the issuance results, provided that under the Federal Law “On the Securities Market” and other federal laws, the Notes issuance does not require state registration of a report on the securities issuance results.

The Issuer shall repurchase the Notes under the terms set by the Decision on Issuance of Securities, the Securities Issuance Prospectus, and individual decisions by the Issuer regarding purchase of the Notes taken by the Issuer’s authorized body in accordance with the Charter.

If owners of the Notes demand that the Issuer repurchases a larger quantity of the Notes than indicated in the Issuer’s offer, the Issuer shall purchase the Notes from their owners in proportion to the total of the Notes specified in the applications, provided that only whole notes are to be purchased.

The Issuer shall take decision on repurchasing the Notes on the basis of provisions of the Decision on Issuance of Securities, and the Securities Issuance Prospectus.  Several decisions on repurchasing the Notes can be taken.

Decisions on repurchasing the Notes shall be taken by the Issuer’s authorized body and shall specify the price, timeframe, and procedures for repurchasing the Notes.

Timeframe for repurchasing the notes by the Issuer, and the procedures for defining it:

The Issuer shall not be able to repurchase the Notes before registration of the Report on the securities issuance results by authorized federal regulator of the securities market, or filing with the registering body of a notice on the Notes issuance results.

The procedures for disclosure by the Issuer of information on repurchase of the notes:

The Issuer shall be required to publish an announcement for owners of the notes on the Issuer’s decision on repurchase of the Notes under agreement with their owners within the following time from the date when authorized Issuer’s body issued minutes of its meeting that took such decision (expiration date of the period established by the Russian Federation law for issuing minutes), but not later than 7 (Seven) days for the opening date of acceptance of the offers on repurchase of the notes:

•              on news line of information agencies AK&M or Interfax or ANO “AZIPI” within 1 (One) working day;;

•              on the Issuer’s website in Internet (www.mts.ru) within 2 (Two) working days.;

The announcement in Internet shall be published after the publication on the news line.

The announcement to owners of the notes regarding the decision on repurchase of the Notes shall include the following information:

•             the date when the decision on repurchase (redemption) of the Notes of the issue was taken;

•             series and from of the Notes, state registration # and date of state registration of the Notes of the issue;

•             quantity of the Notes to be repurchased;

•             opening date of repurchase by the Issuer of the Notes of the issue;

•             closing date of repurchase of the Notes of the issue;

•             repurchasing price of the Notes of the issue or the procedures for defining it;

•             terms and procedures for repurchasing the Notes of the issue;

•             form and timeframe of payments;

•               name of the Agent authorized by the Issuer to repurchase (redeem) the Notes, its location, information of its professional license of a securities market participant.

The above information on the Issuer’s decision to repurchase the Notes under agreement with their owners shall constitute an irrevocable public offer for a purchase and sale contract regarding the Notes, including all material terms of the purchase and sale contract for the Notes of the issue, which makes it clear that the Issuer wishes to repurchase the Notes on the terms specified in the publication from any Notes owner that expressed its wish to accept the offer.

In connection with repurchasing by the Issuer of its own Notes under agreements with the Notes owners, the Issuer shall publish information on repurchase of the Notes (stating, in particular, the quantity of repurchased Notes) in the form of an announcement of a material fact within the following period after the closing date of the Notes repurchase defined in accordance with the Decision on Issuance of Securities and the Securities Issuance Prospectus:

•              on news line of information agencies AK&M or Interfax or ANO “AZIPI” within 1 (One) working day;;

•              on the Issuer’s website in Internet (www.mts.ru) within 2 (Two) working days.;

The announcement in Internet shall be published after the publication on the news line.

11. The procedures for disclosure by the Issuer of information on issuance of securities

The Issuer shall disclose information on the issuance in accordance with provisions of the Russian Federation legislation on securities under the procedures and terms specified in the Decision on Issuance of Securities and the Securities Issuance Prospectus.  Should at the moment of occurrence of an event that is to be disclosed by the Issuer, other requirements on the procedures and terms of disclosure have been established by effective federal laws and regulatory acts issued by federal executive body on the securities market than those set out in the Decision on Issuance of Securities and the Securities Issuance Prospectus, then disclosure of such event shall be carried out in accordance with the procedures and terms required by federal laws and regulatory acts issued by federal executive body on the securities market having effect at the moment of occurrence of such event.

a) The Issuer shall announce the fact of decision taken on placement of the Notes in the form of announcement of a material fact “information on phases of the securities issuance procedure” within the following timeframe from the date of production of the relevant minutes (expiry date established by the Russian Federation law regarding production of minutes) of the meeting of the Issuer’s authorized body that has taken such decision:

•              on news line of information agencies AK&M or Interfax or ANO “AZIPI” within 1 (One) working day;;

•              on the Issuer’s website in Internet (www.mts.ru) within 2 (Two) working days.;

The announcement in Internet shall be published after the publication on the news line.

b) The Issuer shall publish information on issue of the Notes in the form of an announcement of a material fact “information on phases of the securities issuance procedure” within the following timeframe from the date of production of the relevant minutes (expiry date established by the Russian Federation law regarding production of minutes) of the meeting of the Issuer’s authorized body that has taken such decision:

•              on news line of information agencies AK&M or Interfax or ANO “AZIPI” within 1 (One) working day;;

•              on the Issuer’s website in Internet (www.mts.ru) within 2 (Two) working days.;

The announcement in Internet shall be published after the publication on the news line.

c) The Issuer shall disclose information on issue of the Notes in the form of an announcement of a material fact “information on phases of the securities issuance procedure” (information of state registration of the securities issuance) within the following time period, counting from the date of publication by the Issuer of an announcement of state registration of the Notes issue on website of the registering authority, or from delivery to the Issuer of a written notice of the registering authority supporting the fact of state registration of the Notes issue sent via mail, facsimile, e-mail, delivery against signature, depending on what takes place first:

•              on news line of information agencies AK&M or Interfax or ANO “AZIPI” within 1 (One) working day;;

•              on the Issuer’s website in Internet (www.mts.ru) within 2 (Two) working days.;

The announcement in Internet shall be published after the publication on the news line.

The Issuer shall publish the text of the registered Decision on Issuance of Securities on its website: www.mts.ru within 2 (Two) days from the date of publication by the Issuer of the announcement of state registration of the Notes issue on website of the registering authority, or from delivery to the Issuer of a written notice of the registering authority supporting the fact of state registration of the Notes issue sent via mail, facsimile, e-mail, delivery against signature, depending on what takes place first.

The text of the Decision on Issuance of Securities shall be published on the website together with state registration number of the Notes issue, date of state registration and name of the registering body that provided state registration of the Notes issue.

The text of the registered Decision on Issuance of the Notes shall be available from Internet from the date of its publication in Internet and to the redemption date of the Notes of the issue.

The Issuer shall publish the text of the registered Securities Issuance Prospectus on its website: www.mts.ru within 2 (Two) days from the date of publication by the Issuer of the announcement of state registration of the Notes issue on website of the registering authority, or from delivery to the Issuer of a written notice of the registering authority supporting the fact of state registration of the Notes issue sent via mail, facsimile, e-mail, delivery against signature, depending on what takes place first.  The text of the Securities Issuance Prospectus shall be published on the website together with state registration number of the Notes issue for which the Securities Issuance Prospectus was registered, the date of its registration and the name of the registering body that has registered the Securities Issuance Prospectus.

The text of the registered Securities Issuance Prospectus shall be available from Internet starting from the date of its publication in Internet and until expiry of no less than 6 (Six) months from the date of publication in Internet of the text of registered report on results of the securities issue; or, if under the Federal Law “On the Securities Market” and other federal laws, the Notes issuance does not require state registration of a report on the securities issuance results, within 6 (Six) months from the date of publication in Internet of the text of the notice on the issuance results filed with the registering body.

From the date of state registration of the Notes issue, all concerned parties shall be able to make themselves familiar with the Decision on Issuance of Securities and the Securities Issuance Prospectus, and receive their copies at the following address: Russian Federation, 109147, Moscow City, Marksistskaya street, 4.

The Issuer shall be required to provide copies of the above documents to owners of the Issuer’s securities and to other concerned parties on their request and for a fee not exceeding the costs of production of such copy, within 7 (Seven) days from the date of presenting the request.

d) At the Phase of the Notes placement the Issuer shall be required to disclose information in the following form:

• announcement of the opening date of the securities placement;

• announcement of changing the opening date of the securities placement;

• announcement of suspension of the securities placement;

• announcement of renewal of the securities placement;

• announcement of material facts “information of the phases of the securities issuance procedure”.

1. The Issuer shall publish information on the placement opening date in the form of an announcement of the placement opening date within the following timeframe:

•              on news line of information agencies AK&M or Interfax or ANO “AZIPI” not later than 5 (Five) working days before the placement opening date;

•              on the Issuer’s website in Internet (www.mts.ru) not later than 4 (Four) working days before the placement opening date.

The announcement in Internet shall be published after the publication on the news line.

2. Should the Issuer take decision on changing the placement opening date, the Issuer shall be required to publish an announcement of changing the placement opening date on news line and on the Issuer’s website in Internet (www.mts.ru) not later than 1 (One) day before such date.

The announcement in Internet shall be published after the publication on the news line.

3. The Issuer shall publish information on launch of the Notes placement in the form of announcement of a material fact “information on phases of the securities issuance procedure” within the following time period from the date of which the Notes placement is launched:

•              on news line of information agencies AK&M or Interfax or ANO “AZIPI” within 1 (One) working day;;

•              on the Issuer’s website in Internet (www.mts.ru) within 2 (Two) working days.;

The announcement in Internet shall be published after the publication on the news line.

4. Should the Issuer’s authorized body take decision on making amendments and/or additions to the Decision on Issuance of Securities and/or the Securities Issuance Prospectus, or should the Issuer receive a written order (instruction, assessment) from the federal securities market regulator, the Issuer shall be required to suspend placement of the Notes and publish information on suspension of the placement within the following time from the date of production of the relevant minutes (expiry date established by the Russian Federation law regarding production of minutes) of the meeting of the Issuer’s authorized body that has taken the decision on making amendments and/or additions to the Decision on Issuance of Securities and/or the Securities Issuance Prospectus, or from the date when the Issuer receives a written order (instruction, assessment) from the federal securities market regulator on suspension of the securities placement via mail, facsimile, email, delivery against signature, depending on what takes place first:

•              on news line of information agencies AK&M or Interfax or ANO “AZIPI” within 1 (One) working day;;

•              on the Issuer’s website in Internet (www.mts.ru) within 2 (Two) working days.;

The announcement in Internet shall be published after the publication on the news line.

If placement of securities is suspended in connection with decision taken by the registering authority on suspension of the securities issue, the Issuer shall disclose the information on suspension of the securities issue in the form of announcement of a material fact “information on suspension and renewal of the securities issue”.

5. The Issuer shall publish information on renewal of the securities issue within the following timeframe from the date of publication of information on registration of amendments and/or additions to the Decision on Issuance of Securities and/or additions to the Decision on Issuance (Additional Issuance) of Securities and/or to the Securities Issuance Prospectus or information on decline of registration of the above amendments and/or additions on the website of the registering authority in Internet, or from delivery to the Issuer of a written notice of the registering authority on renewal of the securities issue (discontinuation of the events supporting suspension of the securities placement procedure) via mail, facsimile, e-mail, delivery against signature, depending on what takes place first::

•              on news line of information agencies AK&M or Interfax or ANO “AZIPI” within 1 (One) working day;;

•              on the Issuer’s website in Internet (www.mts.ru) within 2 (Two) working days.;

The announcement in Internet shall be published after the publication on the news line.

If placement of securities is renewed in connection with decision taken by the registering authority on renewal of the securities issue, the Issuer shall disclose the information on suspension of the securities issue in the form of announcement of a material fact “information on suspension and renewal of the securities issue”.

Renewal of the securities placement shall not be possible before publication of information on renewal of the securities placement on news line and on the Internet website.

6. The Issuer shall disclose the information on completion of the Notes placement in the form of announcement of a material fact “information on phases of the securities issuance procedure” within the following time period from the date of which the Notes placement is completed:

•              on news line of information agencies AK&M or Interfax or ANO “AZIPI” within 1 (One) working day;;

•              on the Issuer’s website in Internet (www.mts.ru) within 2 (Two) working days.;

The announcement in Internet shall be published after the publication on the news line.

e) After state registration of the Report on the Securities Issuance Results, the Issuer shall publish information on state registration of the Report on the Securities Issuance Results in the form of announcement of a material fact “information on phases of the securities issuance procedure” within the following timeframe from the date of publication of information on state registration of the Report on the Securities Issuance Results on the Internet website of the registering authority, or from the date of delivery to the Issuer of a written notice of the registering authority on state registration of the Report on the Securities Issuance Results via mail, facsimile, e-mail, delivery against signature, depending on which of the above dates takes place first:

•              on news line of information agencies AK&M or Interfax or ANO “AZIPI” within 1 (One) working day;;

•              on the Issuer’s website in Internet (www.mts.ru) within 2 (Two) working days.;

The announcement in Internet shall be published after the publication on the news line.

Within 2 (Two) days from the date of publication of information on state registration of the Issuer’s Report on the Securities Issuance Results on the Internet website of the registering authority, or from the date of delivery to the Issuer of a written notice of the registering authority on state registration of the Report on the Securities Issuance Results via mail, facsimile, e-mail, delivery against signature, depending on which of the above dates takes place first, the Issuer shall publish the text of the registered Report on the Securities Issuance Results on its Internet website: www.mts.ru.

The text of the registered Report on the Securities Issuance Results should be available from Internet from the date of its publication in Internet and further on within no less than 6 (Six) months from the date of its publication in Internet.

From the date of state registration of the Report on the Securities Issuance Results, all concerned parties shall be able to make themselves familiar with the Report on the Securities Issuance Results and receive copies at the following address: Russian Federation, 109147, Moscow City, Marksistskaya street, 4.

The Issuer shall be required to provide copies of the Report on the Securities Issuance Results to owners of the Issuer’s securities and to other concerned parties on their request and for a fee not exceeding the costs of production of such copy, within 7 (Seven) days from the date of presenting the request.

f) If under Federal Law “On the Securities Issuance” and other federal law, the securities issuance does not require state registration of the Issuer’s Report on the Securities Issuance Results, provisions of clause 11.) of the Decision on Issuance of the Securities shall not apply.

In this case information shall be disclosed at the phase of submission to the registering authority of a notification of the Securities Issue Results in the form of announcement of a material fact “information on phases of the securities issuance procedure” within the following timeframe from the date of submission (direction) to the registering authority of the notification of the Securities Issue Results:

•              on news line of information agencies AK&M or Interfax or ANO “AZIPI” within 1 (One) working day;;

•              on the Issuer’s website in Internet (www.mts.ru) within 2 (Two) working days.;

The Issuer shall publish the text of notification of the Securities Issue Results submitted to the registering authority in Internet within 2 (Two) days from the date of submission (direction)of the above notification to the registering authority.

The text of the notification of the Securities Issue Results submitted to the registering authority should be available from Internet website: www.mts.ru within no less than 6 (Six) months from the date of its publication in Internet.

If the Issuer provided additional means of access to information contained in the Securities Issuance Prospectus, the Issuer shall be required to provide the same additional means of access to information contained in the notification of the Securities Issue Results that ensured access to information of the Securities Issuance Prospectus.

From the date of submission (direction)of the notification of the Securities Issue Results to the registering authority, all concerned parties shall be able to make themselves familiar with the notification of the Securities Issue Results and receive copies at the following address: Russian Federation, 109147, Moscow City, Marksistskaya street, 4.

The Issuer shall be required to provide copies of the notification of the Securities Issue Results to owners of the Issuer’s securities and to other concerned parties on their request and for a fee not exceeding the costs of production of such copy, within 7 (Seven) days from the date of presenting the request.

g) The Issuer shall disclose the information in the form of announcements of material facts in accordance with the procedures established by the applicable RF legislation including regulatory acts of the federal executive authority for the securities market.

The Issuer shall disclose the information in the form of announcements of material facts by publishing an announcement of a material fact within the following time period from the date of occurrence of such material fact:

•              on news line of information agencies AK&M or Interfax or ANO “AZIPI” within 1 (One) working day;;

•              on the Issuer’s website in Internet (www.mts.ru) within 2 (Two) working days.;

The announcement in Internet shall be published after the publication on the news line.

Texts of announcements of material facts should be available from the Issuer’s website: www.mts.ru within no less than 6 (Six) months from the date of their publication.

In addition, the Issuer shall submit information on material facts to the registering authority within 5 (Five) days from the moment of occurrence of the material facts.

h) The Issuer shall disclose information in the form of a quarterly report under the procedures established by the applicable RF legislation including regulatory acts of the federal executive authority for the securities market.

Quarterly report shall compile results of each quarter and shall be submitted to the federal executive authority for the securities market within 45 (Forty Five) days from the last date of the reporting quarter.

Within 45 (Forty Five) days from the last date of the reporting quarter, the Issuer shall publish the text of the quarterly report on the Issuer’s prospectus-based securities on the Internet website — www.mts.ru.

The text of the quarterly report on the Issuer’s prospectus-based securities shall be available from the Issuer’s Internet website during no less than 3 (Three) years from the date of its publication.

Not later than 1 (One) day from the date of publication of the quarterly report in Internet, the Issuer shall publish on the news line an announcement of the procedures of access to the information included in the quarterly report.

i) Within 1 (One) working day from the date of occurrence of the event entitling the Notes owners to submit the Notes for premature redemption on news line of information agencies (AK&M or Interfax or ANO “AZIPI”), and within 2 (Two) working days from the above date on the Issuer’s website in Internet (www.mts.ru), the Issuer shall publish the following information:

• name of the event entitling the Notes owners to exercise premature redemption of the Notes;

• the date of occurrence of the event;

• the actions that the Notes owners may potentially take to satisfy their claims for premature redemption of the Notes.

The announcement in Internet shall be published after the publication on the news line.

After premature redemption of the Notes by the Issuer, the Issuer shall publish an announcement on the timeframe of execution of its obligations.

The above information (including the quantity of the redeemed Notes) shall be published within the following timeframe after the final date of execution of the obligation:

•              on news line of information agencies AK&M or Interfax or ANO “AZIPI” within 1 (One) working day;;

•              on the Issuer’s website in Internet (www.mts.ru) within 2 (Two) working days.;

The announcement in Internet shall be published after the publication on the news line.

j) If the Issuer fails to execute and/or properly execute its obligations under the Notes (including in case of default or technical default), the Issuer shall publish an announcement of its failure to execute and/or properly execute its obligations to the Notes owners, stating:

•      the volume of defaulted obligations;

•      the reason for the default;

•      the list of actions that the Notes owners may potentially take to satisfy their claims.

The Issuer shall publish the above information within the following timeframe from the date of failure to execute and/or properly execute The Issuer’s obligations under the Notes:

• on news line (AK&M or Interfax or ANO “AZIPI”) — within 1 (One) day;

• on its Internet website — www.mts.ru— within 2 (Two) days.

The announcement in Internet shall be published after the publication on the news line.

k) In addition to disclosure of the placement opening date, the Issuer shall disclose information on the Underwriter, to which MICEX Stock Exchange Trade Participants shall submit applications for purchasing the Notes in the course of tender conducted by CJSC MICEX Stock Exchange among potential buyers on the opening date of the Notes placement.

The Issuer shall disclose information on the Underwriter, to which MICEX Stock Exchange Trade Participants shall submit applications for purchasing the Notes in the course of tender conducted by CJSC MICEX Stock Exchange among potential buyers on the opening date of the Notes placement, using the following procedure:

•              on news lines of information agencies AK&M or Interfax, or other information agencies authorized by federal regulator of the securities market to execute information disclosure on the securities market - not later than 5 (Five) working days before the placement opening date;

•              on the Issuer’s website in Internet (www.mts.ru) not later than 4 (Four) working days before the placement opening date.

The announcement should also include information of the bank account to which cash payment on the Notes shall be transferred.

l) If not later than the 2 (Second) working day before the opening date of the Notes placement the Issuer takes decision on repurchasing the Notes from their owners during the last 5 (Five) working days of “j” coupon period (j=1-19), interest rates of all coupons on the Notes having number of sequence below or equal j shall be defined as equal to interest rate on the first coupon.  The above information including sequential numbers of coupons, for which interest rate was defined as equal to interest rate on the first coupon, and the sequential number of coupon period (j), in which the Notes owners are entitled to demand repurchase of the Notes by the Issuer shall be communicated to potential buyers of the Notes by way of an announcement published within the following time from production of meeting minutes of the Issuer’s authorized body that has taken decision on repurchasing the Notes:

• on news line (AK&M or Interfax or ANO “AZIPI”) — within 1 (One) day;

• on Internet website — www.mts.ru— within 2 (Two) days.

This announcement shall be published no later than 1 (One) working day before of opening date of the Notes placement.

m) The Issuer shall disclose information on the first coupon interest rate defined through the Tender as at the opening date of the Notes placement, in the form of an announcement of material facts within the following timeframe from the moment of taking decision on the first coupon interest rate:

•              on news line of information agencies AK&M or Interfax or ANO “AZIPI” within 1 (One) working day;

•              on the Issuer’s website in Internet (www.mts.ru) within 2 (Two) working days.;

The announcement in Internet shall be published after the publication on the news line.

The Issuer shall take decision on the first coupon interest rate and shall inform MICEX Stock Exchange in writing of the decision taken by the Issuer.  After publication of an announcement by information agency (AK&M or Interfax or ANO “AZIPI”) on the first coupon interest rate, the Issuer shall inform the Underwriter of the first coupon interest rate.

The Underwriter shall communicate the announcement of the first coupon interest rate using MICEX Stock Exchange Trading System via e-mail to all MICEX Stock Exchange Trade Participants.

n) For those coupons, for which the Issuer did not define the interest rate (procedures for defining the interest rate) before the opening date of the Notes placement, the Issuer shall set the numerical interest rate at the Date of Defining the “i” Coupon, what cannot be later than 7 (Seven) working days before the date of payment of (i-1) coupon.  At the Date of Defining the “i” Coupon the Issuer is entitled to set interest rates for any number of undefined coupons following “i” coupon (where “k” coupon is the last of defined coupons).  The Issuer shall inform the Notes owners of interest rate of “i” coupon not later than 5 (Five) working days before the opening date of the “i” coupon period on the Notes by way of publishing a relevant announcement in the form of information of a material fact within the following timeframe:

• on news line (AK&M or Interfax or ANO “AZIPI”) — within 1 (One) day after the fact has occurred;

• on Internet website — www.mts.ru— within 2 (Two) days after the fact has occurred.

If after announcement of coupon interest rates in accordance with the procedures established in clause 9.3. of the Decision on Issuance of Securities, there are still undefined coupons on the Notes for at least one of subsequent coupons, then together with the announcement of interest rates of “i” and other coupons of the Notes, which are being defines, the Issuer shall be required to secure the rights of the Notes owners to demand that the Issuer repurchase the Notes during the last 5 (Five) working days of “k” coupon period (if the Issuer defines interest for only one “i” coupon, then i=k).  The above information including sequential numbers of the coupons, for which interest rate was defined at the Date of defining the “i” coupon, and the sequential number of coupon period (k), in which repurchase of the Notes shall take place shall be communicated to potential buyers of the Notes by way of publishing an announcement of a material fact:

• on news line (AK&M or Interfax or ANO “AZIPI”) — within 1 (One) day after the fact has occurred;

• on Internet website — www.mts.ru— within 2 (Two) days after the fact has occurred.

The Issuer shall inform MICES Stock Exchange of the decisions taken in accordance with clauses 9.3.(2) and 9.3.(3) of the Decision on Issuance of Securities, and clauses 9.1.2.(2) and 9.1.2.(3) of the Securities Issuance Prospectus, including the defined interest rates, within 5 (Five) working days before expiry of (i-1) coupon period (the period in which interest rate on the “i” and following coupons is defined).

o) After expiry of the period established for repurchasing the Notes by the Issuer, the Issuer shall publish an announcement of the timeframe for execution of the obligations.

The above information (including the quantity of repurchased Notes) shall be published within the following time after occurrence of the material fact:

•              on news line of information agencies AK&M or Interfax or ANO “AZIPI” within 1 (One) working day;

•              on the Issuer’s website in Internet (www.mts.ru) within 2 (Two) working days.;

The announcement in Internet shall be published after the publication on the news line.

p) The Issuer is entitled to appoint other payment agents and is entitled to revoke such appointments.

It is presumed that the Issuer cannot appoint several payment agents at a time.

The Issuer shall publish an official announcement of the above actions within 3 (Three) working days after the date of making such appointment or revoking them on news line (of AK&M or Interfax or ANO “AZIPI”) and on website —www.mts.ru.

The announcement in Internet shall be published after the publication in the news line.

q) The Issuer’s agent acting on behalf and on account of the Issuer in repurchasing the Notes (hereinafter, The Agent) is the Underwriter.

The Issuer shall be able to reassign the Agent’s functions to another person that shall be able to perform all actions required for the repurchase, as per clause 10 of the Decision on Issuance of Securities and legislation of the Russian Federation.  In this case, the Issuer shall be required to publish an information announcement including the following data:

•              full and abbreviated name of the person to which the Agent’s functions were reassigned;

•              its location, and also address and facsimile # for receiving applications in accordance with the procedures defined in clause 10 of the Decision on Issuance of the Notes;

•              data of the license of a professional participant of the securities market: #, Date of issuance, Validity period, the authority that issued the license;

•              confirmation of the fact that the appointed Agent is a trade participant of the Market Maker, and shall exercise the repurchase through it.

This information shall be published not later than 30 (Thirty) days prior to the Date of repurchase established in accordance with the procedures described here below, in the following sources of information:

•              on news line (of AK&M or Interfax or ANO “AZIPI”);

•              on the website (www.mts.ru).

The announcement in Internet shall be published after the publication in the news line.

r) The Issuer shall publish an announcement to owners of the Notes of the decision taken on repurchase of the Notes by the Issuer under agreement with their owners within the following timeframe from the date of production of meeting minutes (expiry of the period established by the Russian Federation legislation for minutes production) of the Issuer’s authorized body at which the above decision has been taken, but not later than 7 (Seven) days prior to the opening date of receiving offers for repurchase of the Notes:

•              on news line of information agencies AK&M or Interfax or ANO “AZIPI” within 1 (One) working day;

•              on the Issuer’s website in Internet (www.mts.ru) within 2 (Two) working days.;

The announcement in Internet shall be published after the publication in the news line.

The announcement to owners of the Notes of the decision taken on repurchase of the Notes shall include the following information:

•             the date when the decision on repurchase (redemption) of the Notes of the issue was taken;

•             series and from of the Notes, state registration # and date of state registration of the Notes of the issue;

•             quantity of the Notes to be repurchased;

•             opening date of repurchase by the Issuer of the Notes of the issue;

•             closing date of repurchase of the Notes of the issue;

•             repurchasing price of the Notes of the issue or the procedures for defining it;

•             terms and procedures for repurchasing the Notes of the issue;

•             form and timeframe of payments;

•             name of the Agent authorized by the Issuer to repurchase (redeem) the Notes, its location, information of its professional license of a securities market participant.

The above information on the Issuer’s decision to repurchase the Notes under agreement with their owners shall constitute an irrevocable public offer for a purchase and sale contract regarding the Notes, including all material terms of the purchase and sale contract for the Notes of the issue, which makes it clear that the Issuer wishes to repurchase the Notes on the terms specified in the publication from any Notes owner that expressed its wish to accept the offer.

s) In case of repurchasing by the Issuer of its own Notes under agreements with the Notes owners, the Issuer shall publish information on repurchase of the Notes (stating, in particular, the quantity of repurchased Notes) in the form of an announcement of a material fact within the following period after the closing date of the Notes repurchase defined in accordance with the Decision on Issuance of Securities and the Securities Issuance Prospectus:

•              on news line of information agencies AK&M or Interfax or ANO “AZIPI” within 1 (One) working day;

•              on the Issuer’s website in Internet (www.mts.ru) within 2 (Two) working days.;

The announcement in Internet shall be published after the publication in the news line.

t) Notification (disclosure) procedures applicable in case of amendment of the surety terms for execution of obligations under the Notes that occurs because of the reasons beyond control of the Issuer or of owners of the Notes supported by collateral (reorganization, liquidation, or bankruptcy of the party that provided the collateral, other reasons):

•              on news lines of information agencies AK&M or Interfax or ANO “AZIPI” and on the website - www.mts.ru - within 3 (Three) working days.

The announcement in Internet shall be published after the publication in the news line.

The Issuer shall provide the following documents (within the statutory period of storage of such documents): copies of each announcement including copies of each announcement of a material fact, each certified by the Issuer’s authorized person, copies of the registered decision on the securities issue, of securities issuance prospectus, and amendments and/or additions to these, of report on the securities issue results, copy of notification on the securities issue results, copy of quarterly report, copies of other documents required for disclosure in accordance with the Russian Federation legislation on securities, to owners of the Issuer’s securities and to other concerned parties on their request and for a fee not exceeding the costs of production of such copy within 7 (Seven) days from the date of submission of the respective claim.

The Issuer shall publish the banking information of the account(s) to be used for repayment of the costs of production of the above copies and the amount (procedures for defining the amount) of such costs on the Issuer’s website (www.mts.ru).

12. Information on the surety supporting execution of obligations under the Notes of the issue

12.1. Information of the party that provided the surety supporting execution of obligations under the Notes

Full corporate name: Limited Liability Company “Mobile TeleSystems — Capital”

Abbreviated corporate name: LLC MTS-Capital”

Location: Russian Federation, Moscow City, Vorontsovskaya street, 5, building 2.

Location of the Warrantor’s permanent executive body: Russian Federation, Moscow City, Vorontsovskaya street, 5, building 2.

Data of state registration of the legal entity

Main state registration #: 1037709022735

Data of entry record in the Unified State Register of Legal Entities: 14.03.2003.

The authority that entered the record in the Unified State Register of Legal Entities: Inspectorate # 9 of Moscow Central Administrative Region of the Russian Federal Ministry of Taxes

Limited Liability Company “Mobile TeleSystems — Capital” is not responsible for disclosure of its financial and economic activities, including in the form of quarterly reports or announcements of material facts (events, actions) related to the financial and economic activities.

12.2. Terms of surety supporting execution of obligations under the Notes:

Type of surety (method of warranty provision): Warranty.

Amount of surety (RUR): Maximum amount of warranty for the Notes is equal to total nominal value of the Notes of the issue - RUR 10 000 000 (Ten billion) plus aggregate coupon income on the Notes.

Terms of surety provision and procedures for exercising the rights of the Notes owners for the surety:

The Warrantor shall together with the Issuer respond to the Notes owners in case of the Issuer’s failure to comply or properly comply with its obligations on the Notes.

The relations of surety against the Notes shall be governed by Russian Federation legislation.  All disputes arising from the Warrantor’s failure to comply or properly comply with its obligations shall be under jurisdiction of courts of the Russian Federation.

If the Notes owners are unable to get satisfaction of their claims on the Notes owned by them and submitted to the Issuer and/or Warrantor, owners of the Notes shall be able to file a claim with a court or arbitration against the Issuer and/or the Warrantor in accordance with applicable legislation of the Russian Federation.

Warranty is an unconditional and irrevocable obligation of the Warrantor before each individual or corporate entity that owns title to the Notes at the respective moment of time (acting independently or through a nominal holder if Notes were transferred by the Notes owner to nominal holding) to respond for The Issuer’s failure to comply or properly comply with its obligations of payment in full of all sums payable by the Issuer on each of the Notes to such owner of the Notes at due moment of payment of such sums, if the Issuer because of any reason fails to pay and/or properly pay any of the above sums that are payable by it in accordance with the Issuance Documents (here, and further below through the text the Issuance Documents are construed as the Decision on Issuance of Securities and the Securities Issuance Prospectus) to any Notes owner within the timeframe and under the procedures defined in the Issuance Documents.

The Notes with a surety provide to their owners all rights arising from such surety.

A Surety Agreement shall be made by way of purchasing one or several Notes under the procedures and on the terms defined in the Issuance Documents.  The fact of purchasing any quantity of the Notes means that the Notes buyer enters in a surety agreement with the Warrantor, and under such agreement the Warrantor shall bear responsibility jointly with the Issuer for the Issuer’s failure to perform or properly perform its obligations on the Notes with respect of the Notes owners on the terms defined in the Issuance Documents.

A Surety Agreement shall be construed as made from the moment when the first Notes owner obtains title to such Notes, and the written form of the agreement shall in this case be construed as executed.  Transfer of title to the surety provided in accordance with the Issuance Documents takes place as result of transfer of title to a Note to a new buyer; in this case title to the surety passes in the same volume and under the same terms, which exist at the moment of transfer of title to a Note.  Transfer of title to the surety without transfer of title to a Note shall be ineffective.

The fact of the Issuer’s failure to comply or properly comply with obligations under the Notes shall be considered as proven in the following situations:

1) The Issuer coupon income in the form of interest on the Notes nominal value to owners of the Notes within the timeframe defined in the Issuance Documents;

2) The Issuer has not paid or paid in full the principal at redemption of the Notes within the timeframe defined in the Issuance Documents;

3) The Issuer has not fulfilled or fulfilled in full scope the claims of the Notes owners of repurchase of the Notes within the timeframe and under the terms defined in the Issuance Documents.  The moment of fulfillment of the respective Issuer’s obligations occurs on the days of repurchase of the Notes by the Issuer defined by the Issuer in accordance with the Issuance Documents;

4) The Issuer failed to satisfy or properly satisfy the Notes owner’s claim of premature redemption and compensation to it of the Notes’ nominal value and repayment of the accrued coupon income on the Notes due to it as at the date of execution by the Issuer of its obligations regarding premature redemption of the Notes and defined in accordance with clause 15. of the Decision on Issuance of Securities and clause 10.10. of the Securities Issuance Prospectus.  The timeframe of execution of the respective obligations under the Notes by the Issuer shall be defined in accordance with the Issuance Documents.

In case of the Issuer’s failure to comply or properly comply with its obligations under the Notes, the Warrantor shall be liable for the Issuer’s failure to comply or properly comply with its obligations under the Notes, as, if owners of the Notes file claims against the Warrantor that meet the conditions defined in the Issuance Documents (hereinafter — The Claim).

If the Issuer fails to comply or properly comply with the abovementioned obligations on the Notes, the owners of such Notes shall be entitled to file a written claim directly against the Warrantor for execution of obligations on the Notes on the terms and under the timeframe defined in the Issuance Documents.

The Claim should include the following data:

(a)           identification features of the Notes (form, series, type, state registration # of the issue and date of state registration) and quantity of the Notes in ownership of each relevant owner of the Notes;

(b)           the contents of obligations on the Notes defaulted/improperly fulfilled by the Issuer;

(c)           sum of obligations before the Notes owners defaulted/improperly fulfilled by the Issuer, which is payable, but has not been paid by the Issuer;

(d)           full name (surname, first and middle names of an individual) of the Notes owner and the person authorized by the Notes owner to receive payments under the Notes (if applicable);

(e)           location and postal address (residential address), contact telephone # of the Notes owner and the person authorized by the Notes owner to receive payments under the Notes (if such person was appointed);

(f)            bank account information of the Notes owner and the person authorized by the Notes owner to receive payments under the Notes (if such person was appointed) and other information required to transfer cash funds (name of corporate entity or surname, first and middle names of an individual; address of location (place of residence); TIN (if applicable); for individuals — series and # of ID, date of issuance, and name of the authority that issued this ID, for corporate entities — OKPO and OKVED codes (for banks - BIC);

 (g)          tax status of the person authorized to receive payments under the Notes (resident, non-resident with a permanent establishment, non-resident without a permanent establishment), indication of the country where this person is resident.

If owner of the Notes is a legal entity, the Claim shall be signed by its director, chief accountant, and stamped by the Notes owner’s seal.  If owner of the Notes is an individual, signature of the Notes owner on the Claim should be notarized as true.

The Claim shall be submitted to the Warrantor at the following address: Russian Federation, Moscow City, Vorontsovskaya, 5, building 2 in person against signature of the Warrantor’s representative or via registered mail with return receipt.

The Claim shall be supplemented with:

(a)           a copy of extract from the Notes owner’s depo account certified by Non-Commercial Partnership “National Depository Centre” (hereinafter - NDC) or by nominal holder —depositor of NDC where the depo account was opened, including quantity of the Notes owned by the Notes owner as at the date of submission of the Claim;

(b)           a copy of NDC report on transfer of the Notes to the depo account section designated for blocking the securities at redemption certified by NDC or by nominal holder — NDC depositor, in case a claim is filed presuming repayment of a certain sum in connection with default/improper fulfillment of the Issuer’s obligations on the Notes redemption;

(c)           documents supporting powers of the person who filed a claim on behalf of the Notes owner issued in accordance with the effective Russian federation law, if it is a representative of the Notes owner who files the claim;

(d)           notarized copies of statutory documents and the documents supporting powers of the person who signed the claim, if an owner of the Notes is a corporate entity;

(f)            a copy of passport certified by the Notes owner’s signature, if an owner of the Notes is an individual.

The Warrantor shall also accept the documents supporting tax status of the Notes owners as per the existing legislation, and availability to certain Notes owners of tax reliefs that allow for full or partial tax exemption of payments.

The Documents issued outside the Russian Federation should be duly legalized (or apostilled), and should be supplemented by a notarized translation into Russian.

Owners or the Notes can file claims directly against the Warrantor within 60 (Sixty) days from the due date of the respective Issuer’s obligation on the Notes.  The date of submission of the Claim shall be the date of delivery to the Warrantor of the respective Claim.

The Claims filed against the Warrantor after expiry of 60 (Sixty) days from the due date of the respective Issuer’s obligation on the Notes shall not be considered.

A Claim against the Warrantor can be filed by a nominal holder — NDC depositor having accounts for recording of the Notes and acting to benefit of the Notes owners — depositors of the above depository, provided that such person is duly authorized by the Note owner.

The Warrantor shall consider the Claim and the documents attached thereto, and shall review the data included in them for correctness within 14 (Fourteen) working days from the moment of delivery of the Claim to the Warrantor.

Not later than on the 5 (Fifth) working day from the date of expiry of the period of the Claim consideration, the Warrantor shall notify in writing of the decision to satisfy or refuse to satisfy (specifying the reasons) the Claim of the Notes owner or of the nominal holder — NDC depositor who filed the Claim.  In case a claim is filed presuming repayment of a certain sum in connection with default/improper fulfillment of the Issuer’s obligations on the Notes redemption, the Warrantor shall submit a notice with NDC on satisfaction/refusal to satisfy the Claim (specifying the name, surname, first and middle names of the owner, quantity of the Notes, name of the Depository that opened a depo account to the owner).

If a decision is taken to satisfy the claims of the Notes owner, the Warrantor shall within 10 (Ten) working days from the date of expiry of the period of the Claim consideration transfer cash funds to bank account of the Notes owner, of nominal holder of the Notes, or of any other person authorized by the Notes owner the banking information of which was provided in the Claim.

The Warrantor shall pay to the Notes owner the cash sums on the Notes payable to it within the amount that was not paid by the Issuer as at the moment when the Warrantor took the decision to satisfy the Claim.

The Warrantor’s obligations shall be deemed fulfilled from the moment of writing off the relevant cash funds from the Warrantor’s account.

The surety conditions established by the Issuance Documents shall be discontinued:

1) if Obligations of the Issuer are discontinued.  If payments on the Notes were made to a Notes owner in full scope, the surety shall discontinue its effect with respect of such owner, but shall retain effect with respect of other Notes owners;

2) if Obligations of the Issuer are amended towards creation of increased liability or other unfavorable effects for the Warrantor without approval of the latter;

3) in connection with other reasons established by the effective Russian Federation laws.

The Warrantor shall not be liable for default on its obligations to the Notes owner, if such default resulted from submission to the Warrantor of unreliable or incomplete data; in such case any additional expenses that the Warrantor incurs in connection with execution of its responsibilities of surety provider shall be reimbursed by the respective Notes owner or nominal Notes holder.

The procedures for notification (disclosure) on amendment of surety terms supporting execution of obligations under the Notes that takes place because of the reasons beyond control of the Issuer or of the Notes owners with surety (reorganization, liquidation, or bankruptcy of the person that provided the surety, etc.):

•              on news line of information agencies AK&M or Interfax or ANO “AZIPI” and on the Issuer’s website in Internet - www.mts.ru - within 3 (Three) working days;

•              in Vedomosti newspaper - within 5 (Five) working days.

The announcement in Internet and in printed mass media shall be published after the publication in the news line.

13. The Issuer’s obligation to ensure rights of securities owners in the course of exercising their rights in accordance with the procedures established by the Russian Federation legislation:

The Issuer undertakes to ensure rights of the Notes owners in the course of exercising their rights in accordance with the procedures established by the Russian Federation legislation.

14. Obligations of the persons that provided surety on the notes supporting fulfillment of the Issuer’s obligations to the notes owners in case of the Issuer’s default or delay of execution of the relevant obligations on the notes, as per the terms of the provided surety

The person that provided surety on the notes shall be responsible to ensure execution of the Issuer’s obligations to the notes owners in case of the Issuer’s default or delay of execution of the relevant obligations on the notes, as per the terms of the provided surety.

15. Other data required by Securities Issuance Standards and Securities Issuance Prospectus Standards

a) The Notes shall be accepted for free trade at stock exchanges and over-the-counter markets.

Non-residents shall be able to purchase the Notes in accordance with the Russian Federation legislation.

Sales and purchase deals of the Notes after completion of their placement shall be possible only after the date of state registration of the report on the Notes issue results, or after submission to the registering authority of a notice on the issue results if in accordance with Federal Law “On the Securities Market” or other federal laws the issue is executed without state registration of the report on the Notes issue results.

The Notes shall be traded over-the-counter without restrictions until the Notes maturity date.

The Notes shall be traded by stock exchanges with restrictions defined by securities market makers.

b) The procedures for defining the amount of accrued coupon income in the period of the Notes trade.

In any day between the opening date of the Notes placement and the redemption date the accrued coupon income (ACI) is computed with the following formula:

ACI = Cj * Nom * (T - T(j -1))/ 365/ 100%, where

Nom — nominal value of one Note,

Cj — interest rate of “j” coupon period (in per cent annual),

j — sequential number of the coupon period, j=1...20,

T(j -1) - Opening date of the j coupon period,

T — current date.

ACI is computed to one kopeck, truncation of figures in the calculation is based on the rules of mathematical rounding.  The rules of mathematical rounding shall mean the method of rounding where the amount of equal kopeck(s) does not change if the first figure following the figure, which is rounded up is within the interval from 0 to 4, and increases for one, if the first figure following the figure, which is rounded up is within the interval from 5 to 9.